                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               800-JR CIGAR, INC.
                             AT A PURCHASE PRICE OF
                                $13.00 PER SHARE
                                       BY
                             JRC ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                   L&LR, INC.

--------------------------------------------------------------------------------
 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON TUESDAY, SEPTEMBER 26, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

THIS OFFER IS BEING MADE PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AUGUST 28, 2000 (THE "MERGER AGREEMENT"), BY AND AMONG L&LR, INC. (THE "PARENT"), JRC ACQUISITION CORP. (THE "PURCHASER") AND 800-JR CIGAR, INC. (THE "COMPANY") AND EACH OF LEWIS I. ROTHMAN, LAVONDA M. ROTHMAN AND THE LEWIS IRVING ROTHMAN 1998 TRUST #1 U/A/D NOVEMBER 10, 1998 (COLLECTIVELY, THE "PARENT STOCKHOLDERS").

BASED ON, AMONG OTHER THINGS, THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF THE COMPANY, THE BOARD OF DIRECTORS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE OFFER AND THE MERGER (EACH AS HEREINAFTER DEFINED) AND HAS DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS (OTHER THAN THE PARENT, THE PURCHASER, THE PARENT STOCKHOLDERS AND THE OTHER ROTHMAN TRUSTS (AS HEREINAFTER DEFINED)) AND UNANIMOUSLY RECOMMENDS THAT SUCH STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, A MAJORITY OF THE OUTSTANDING SHARES NOT OWNED BY THE PARENT STOCKHOLDERS AND THE OTHER ROTHMAN TRUSTS BEING PROPERLY TENDERED AND THE PURCHASER HAVING AVAILABLE AT THE EXPIRATION OF THE OFFER THE FINANCING PURSUANT TO THE BRIDGE CREDIT AGREEMENT (AS HEREINAFTER DEFINED). THE OFFER ALSO IS CONDITIONED UPON THE SATISFACTION OF OTHER TERMS AND CONDITIONS SET FORTH IN THIS OFFER TO PURCHASE. SEE "THE OFFER, SECTION 12--CONDITIONS TO THE OFFER."

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE MERITS OR THE FAIRNESS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

                                   IMPORTANT

    Any stockholder who desires to tender all or any portion of such stockholder's Shares (as defined herein) should either (i) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal, have such stockholder's signature thereon guaranteed if required by Instruction 1 to the Letter of Transmittal, mail or deliver the Letter of Transmittal (or a facsimile thereof) and any other required documents to the Depositary and either deliver the certificates for such Shares to the Depositary or tender such Shares pursuant to the procedures for book-entry transfer set forth in "THE OFFER,
Section 3--Procedure for Tendering Shares" or (ii) request such stockholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such stockholder. Any stockholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee to tender such Shares.

    Any stockholder who desires to tender Shares and whose certificates representing such Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the expiration of the Offer, may tender such Shares by following the procedures for guaranteed delivery set forth in "THE OFFER, Section 3--Procedure for Tendering Shares."

    Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent or the Dealer Manager. A stockholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank or trust company for assistance concerning the Offer.
                            ------------------------

                      THE INFORMATION AGENT FOR THE OFFER IS:
                             D.F. KING & CO., INC.
                               ------------------

                      THE DEALER MANAGER FOR THE OFFER IS:

                          FIRST UNION SECURITIES, INC.

             The date of this Offer to Purchase is August 29, 2000

                               TABLE OF CONTENTS

                                                                 PAGE
                                                               --------
SUMMARY TERM SHEET..........................................       i

INTRODUCTION................................................       1

SPECIAL FACTORS.............................................       3

1. Background of the Offer and the Merger...................       3

2. Recommendation of the Special Committee and the Board of
Directors of Company........................................       7

3. Fairness Opinion of Merrill Lynch, Pierce, Fenner & Smith
Incorporated................................................      10

4. Position of the Parent Stockholders Regarding Fairness of
the Offer and the Merger....................................      14

5. Plans for the Company....................................      16

6. Purpose and Structure of the Offer and the Merger........      16

7. The Merger Agreement.....................................      17

8. Dissenters' Rights.......................................      22

THE OFFER...................................................      25

1. Terms of the Offer.......................................      25

2. Acceptance for Payment...................................      27

3. Procedure for Tendering Shares...........................      28

4. Withdrawal Rights........................................      30

5. Certain Federal Income Tax Consequences..................      31

6. Price Range of the Shares; Dividends on the Shares.......      33

7. Effect of the Offer on the Market for the Shares; Stock
   Listing; Exchange Act Registration.......................      33

8. Certain Information Concerning the Company...............      34

9. Certain Information Concerning the Parent Stockholders,
the Parent and the Purchaser................................      37

10. Source and Amount of Funds..............................      38

11. Dividends and Distributions.............................      38

12. Conditions to the Offer.................................      39

13. Certain Legal Matters...................................      40

14. Fees and Expenses.......................................      40

15. Miscellaneous...........................................      41

ANNEX A

     AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 28,
     2000, BY AND AMONG THE PURCHASER, THE PARENT, THE
     PARENT STOCKHOLDERS (FOR PURPOSES OF 6.10 THEREOF ONLY)
     AND THE COMPANY........................................     A-1

ANNEX B

     EXCERPTS FROM THE GENERAL CORPORATION LAW OF THE STATE
     OF DELAWARE RELATING TO THE RIGHTS OF DISSENTING
     STOCKHOLDERS PURSUANT TO SECTION 262...................     B-1

                               SUMMARY TERM SHEET

    JRC Acquisition Corp. is offering to purchase all shares of common stock of 800-JR CIGAR, Inc. not already owned by Lewis I. Rothman, LaVonda M. Rothman and the Lewis Irving Rothman 1998 Trust #1 u/a/d November 10, 1998, whom we refer to collectively as the "Parent Stockholders" in this summary term sheet, for $13.00 per share in cash. The following are some of the questions you may have, as a stockholder of 800-JR CIGAR, Inc., followed by answers to those questions. We urge you to carefully read the remainder of this offer to purchase and the accompanying letter of transmittal because the information in this summary term sheet is not complete. Additional information is contained in the remainder of this offer to purchase and the accompanying letter of transmittal.

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WHO IS OFFERING TO PURCHASE MY
  SHARES OF COMMON STOCK?.........  This offer is being made by JRC Acquisition Corp., a newly formed Delaware corporation. JRC was formed by
                                    L&LR, Inc., a Delaware corporation owned by the Parent
                                    Stockholders. The Parent Stockholders currently own
                                    approximately 74% of the outstanding shares of common
                                    stock of 800-JR CIGAR, Inc., and certain trusts of which
                                    Lewis I. Rothman and LaVonda M. Rothman are trustees own
                                    approximately 4.4% of the outstanding shares of common
                                    stock of 800-JR CIGAR. We refer to these trusts as the
                                    "Other Rothman Trusts" in this summary term sheet. See
                                    Introduction.

HOW MUCH IS JRC OFFERING TO PAY
  AND WHAT IS THE FORM OF
  PAYMENT?........................  JRC is offering to pay $13.00 in cash for each share of common stock that it is offering to purchase. See "THE
                                    OFFER, Section 1--Terms of the Offer."

HOW MANY SHARES OF COMMON STOCK IS
  JRC OFFERING TO PURCHASE?.......  JRC is offering to purchase up to 3,086,459 shares of common stock, including the shares owned by the Other
                                    Rothman Trusts, or approximately 26% of the outstanding
                                    shares of common stock of 800-JR CIGAR in the tender
                                    offer. The Other Rothman Trusts have represented that
                                    they do not intend to tender their shares of common
                                    stock to JRC in the tender offer. See "THE OFFER,
                                    Section 1--Terms of the Offer."

HOW WILL JRC PAY FOR THE SHARES OF
  COMMON STOCK?...................  JRC intends to finance the tender offer with funds obtained from a bridge loan from a group of lenders
                                    comprised of The Chase Manhattan Bank, Fleet Bank, N.A.
                                    and European American Bank. The offer is conditioned on
                                    JRC obtaining this bridge loan. See "THE OFFER, Section
                                    10--Source and Amount of Funds."

HOW LONG DO I HAVE TO TENDER MY
  SHARES OF COMMON STOCK?.........  You may tender your shares of common stock until the tender offer expires on Tuesday, September 26, 2000, at
                                    12:00 Midnight, New York City time, unless the offer is
                                    otherwise extended pursuant to the Merger Agreement. See
                                    "THE OFFER, Section 1--Terms of the Offer."

HOW WILL I BE NOTIFIED IF JRC
  EXTENDS THE TENDER OFFER?.......  If JRC decides to extend the tender offer, JRC will issue a press release by 9:00 a.m., New York City time,
                                    on the business day after the previously scheduled
                                    expiration date. See "THE OFFER, Section 1--Terms of the
                                    Offer."

ARE THERE ANY CONDITIONS TO THE
  TENDER OFFER?...................  The tender offer is subject to conditions such as:

                                    - a majority of the outstanding shares of common stock
                                    not currently owned by the Parent Stockholders and the
                                      Other Rothman Trusts, consisting of 1,281,150 shares
                                      of common stock, shall have been validly tendered and
                                      not withdrawn by the stockholders of 800-JR CIGAR
                                      prior to the expiration of the tender offer;

                                    - JRC shall have available at the expiration of the
                                    tender offer the financing pursuant to a credit
                                      agreement dated August 28, 2000, by and among L&LR,
                                      JRC and a group of lenders comprised of Chase, Fleet
                                      and European American Bank; and

                                    - the Board of Directors of 800-JR CIGAR and its Special
                                      Committee shall not have withdrawn or modified, in a
                                      manner adverse to JRC, its approval of the tender
                                      offer and its recommendation that the stockholders of
                                      800-JR CIGAR tender their shares of common stock
                                      pursuant to the tender offer.

                                    In addition, the tender offer is subject to the absence
                                    of any materially adverse change in the condition of
                                    800-JR CIGAR's business and any judicial or governmental
                                    action prohibiting the offer, and other terms and
                                    conditions. See "THE OFFER, Section 12--Conditions to
                                    the Offer."

HOW DO I TENDER MY SHARES OF
  COMMON STOCK?...................  To tender your shares of common stock, before the tender offer expires:

                                    - If your broker holds your shares of common stock in
                                    "street name," you must inform your broker of your
                                      decision to sell your shares of 800-JR CIGAR so that
                                      American Stock Transfer & Trust Company receives a
                                      confirmation of receipt of your shares of common stock
                                      by book-entry transfer.

                                    - If you hold physical share certificates (meaning you
                                    hold stock certificates issued in your name), you must
                                      deliver your share certificate(s) and a properly
                                      completed and duly executed letter of transmittal to
                                      American Stock Transfer & Trust Company at the address
                                      appearing on the back cover of this document.

                                    - You or your broker must comply with the guaranteed
                                    delivery procedure.

                                    - In any case, American Stock Transfer & Trust Company
                                    must receive all required documents prior to 12:00
                                      Midnight, New York City time, on Tuesday, September
                                      26, 2000, or, if the tender offer is extended, the
                                      date and time to which the offer is extended.

                                    If you have any questions, you should contact the
                                    information agent or your broker for assistance. See
                                    "THE OFFER, Section 3--Procedure for Tendering Shares"
                                    and the instructions to the letter of transmittal.

ONCE I HAVE TENDERED SHARES OF
  COMMON STOCK IN THE OFFER, CAN I
  WITHDRAW MY TENDER?.............  You (or your broker if your shares of common stock are held in "street name") may withdraw any shares of common
                                    stock you have tendered at any time before 12:00
                                    Midnight, New York City time, on Tuesday, September 26,
                                    2000, or, if the tender offer is extended, the date to
                                    which the offer is extended. Unless the shares of common
                                    stock you have tendered have been previously purchased
                                    by JRC, you may also withdraw your shares of common
                                    stock after 12:00 Midnight, New York City time, on
                                    Friday, October 27, 2000. See "THE OFFER, Section 4--
                                    Withdrawal Rights."

IS THIS TENDER OFFER THE FIRST
  STEP IN A GOING PRIVATE
  TRANSACTION?....................  Yes. The tender offer by JRC is the first step in a going private transaction. Prior to the close of the
                                    tender offer, the Parent Stockholders will contribute
                                    their shares of 800-JR CIGAR to L&LR, which in turn will
                                    contribute the shares to JRC. Following the close of the
                                    tender offer, JRC will seek to merge with and into
                                    800-JR CIGAR. If JRC owns more than 90% of the
                                    outstanding shares of 800-JR CIGAR following the close
                                    of the tender offer, JRC will be able to effect this
                                    merger without obtaining the approval of the
                                    stockholders of 800-JR CIGAR. If JRC owns less than 90%
                                    of the outstanding shares of 800-JR CIGAR following the
                                    close of the tender offer, JRC will seek stockholder
                                    approval for such a merger. However, because JRC will
                                    own a majority of the outstanding shares of 800-JR
                                    CIGAR, JRC will be able to effect the merger by voting
                                    the shares it will hold without the affirmative vote of
                                    any other stockholder. If the merger takes place, L&LR,
                                    the parent of JRC, will own all of the shares of common
                                    stock of 800-JR CIGAR and all remaining stockholders of
                                    800-JR CIGAR will receive $13.00 per share. See "SPECIAL
                                    FACTORS, Section 7--The Merger Agreement; Section
                                    5--Plans for the Company."

                                    If the merger takes place, L&LR will seek to delist the
                                    shares of common stock of 800-JR CIGAR from the Nasdaq
                                    National Market and terminate registration of the shares
                                    of common stock under the Securities Exchange Act of
                                    1934. See "THE OFFER, Section 7--Effect of the Offer on
                                    the Market for the Shares; Stock Listing; Exchange Act
                                    Registration."

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WHAT WILL JRC DO IF IT DOES NOT
  SUCCEED IN ACQUIRING ALL OF THE
  OUTSTANDING SHARES OF COMMON
  STOCK OF 800-JR CIGAR IN THE
  TENDER OFFER?...................  If JRC owns 90% or more of the outstanding shares of common stock of 800-JR CIGAR following the close of the
                                    tender offer, JRC may effect a short-form merger with
                                    and into 800-JR CIGAR without obtaining the approval of
                                    the stockholders of 800-JR CIGAR. Stockholders not
                                    tendering their shares in the tender offer will receive
                                    the same amount of cash per share which they would have
                                    received had they tendered their shares in the tender
                                    offer. Each share then outstanding (other than shares
                                    held by 800-JR CIGAR, JRC and shares held by
                                    stockholders who properly perfect their dissenters'
                                    rights under the Delaware General Corporation Law) will
                                    be canceled and extinguished and converted into the
                                    right to receive $13.00 in cash, without interest.

                                    If JRC owns less than 90% of the outstanding shares of
                                    common stock of 800-JR CIGAR following the close of the
                                    tender offer, JRC may:

                                    - seek to obtain the affirmative vote of the holders of
                                    a majority of the outstanding Shares in favor of a
                                      merger of JRC with and into 800-JR CIGAR; or

                                    - seek to purchase additional shares in the open market
                                    or otherwise in order to reach the 90% threshold and
                                      employ a short-form merger. The per share
                                      consideration paid for any shares so acquired may be
                                      greater or less than the tender offer price of $13.00
                                      per share.

                                    Even if JRC seeks stockholder approval for the merger,
                                    it will be able to effect the merger without the support
                                    of any other stockholder because it will already own a
                                    majority of the outstanding shares of 800-JR CIGAR. If
                                    the merger takes place, 800-JR CIGAR no longer will be
                                    publicly owned. Even if the merger does not take place,
                                    if JRC purchases all of the tendered shares, there may
                                    be so few remaining stockholders and publicly held
                                    shares that 800-JR CIGAR common stock will no longer be
                                    eligible to be quoted on the Nasdaq National Market or
                                    on a securities exchange, there may not be a public
                                    trading market for 800-JR CIGAR stock, and 800-JR CIGAR
                                    may cease making filings with the Securities and
                                    Exchange Commission or otherwise cease being required to
                                    comply with the SEC rules relating to publicly held
                                    companies. See "SPECIAL FACTORS, Section 7--The Merger
                                    Agreement; Section 5--Plans for the Company."

HAS THE BOARD OF DIRECTORS OF
  800-JR CIGAR ADOPTED A POSITION
  ON THE TENDER OFFER AND THE
  MERGER?.........................  The Board of Directors, including a special committee of independent directors, has unanimously approved the
                                    merger agreement, the tender offer and the proposed
                                    merger of JRC with and into 800-JR CIGAR with 800-JR
                                    CIGAR as the surviving corporation, and has determined
                                    that the merger agreement, the tender offer and the
                                    merger are fair to, and in the best interests of, the
                                    stockholders of 800-JR CIGAR (other than L&LR, JRC, the
                                    Parent Stockholders and the Other Rothman Trusts).

WHEN WILL JRC PAY FOR THE SHARES
  OF COMMON STOCK I TENDER?.......  JRC will pay the purchase price for the shares it purchases promptly after the expiration of the tender
                                    offer, or any extension of it. See "THE OFFER, Section
                                    2--Acceptance for Payment."

WHAT IS THE MARKET VALUE OF SHARES
  AS OF A RECENT DATE?............  On August 25, 2000, the last full trading day prior to the public announcement of the tender offer, the
                                    reported closing price of the common stock on the Nasdaq
                                    National Market was $10.75 per share (Symbol: JRJR). On
                                    August 28, 2000, the last full trading day for which
                                    prices were available before the commencement of the
                                    tender offer, the reported closing price of the common
                                    stock on the Nasdaq National Market was $12.88 per
                                    share. You should obtain a recent market quotation for
                                    your shares in deciding whether to tender them. See "THE
                                    OFFER, Section 6--Price Range of the Shares; Dividends
                                    on Shares."

WHO IS RESPONSIBLE FOR PAYMENT OF
  TAXES AND BROKERAGE FEES?.......  Stockholders of record who tender shares directly to
                                    American Stock Transfer & Trust Company will not be
                                    obligated to pay brokerage fees or commissions or,
                                    except as set forth in Instruction 6 of the Letter of
                                    Transmittal, stock transfer taxes on the purchase of the
                                    shares by JRC pursuant to the tender offer. However, any
                                    tendering stockholder or other payee who fails to
                                    complete and sign the Substitute Form W-9 included in
                                    the Letter of Transmittal may be subject to backup
                                    federal income tax withholding of 31% of the gross
                                    proceeds payable to such stockholder or other payee
                                    under this tender offer. See "THE OFFER, Section
                                    2--Acceptance for Payment."

IF I OBJECT TO THE PRICE BEING
  OFFERED, WILL I HAVE APPRAISAL
  RIGHTS?.........................  You will not have appraisal rights in the tender offer, but you will have appraisal rights in the subsequent
                                    merger. To perfect your available appraisal rights and
                                    have the "fair value" of your shares determined and paid
                                    to you following the completion of the appraisal process
                                    in the Delaware courts, you must not tender your shares
                                    in the tender offer, not vote in favor of the merger and
                                    otherwise comply with the requirements of Delaware law.
                                    See "SPECIAL FACTORS. Section 8--Dissenters' Rights."

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WHO CAN I TALK TO IF I HAVE
  QUESTIONS?                        Our information agent, D.F. King & Co., Inc., and our
                                    dealer manager, First Union Securities, Inc., can help
                                    answer your questions regarding this tender offer. You
                                    may call our information agent toll free at (800)
                                    269-6427. Banks and brokerage firms should call our
                                    information agent collect at (212) 269-5550 with any
                                    questions. Alternatively, you may choose to call our
                                    dealer manager at (804) 782-3411.

To the Holders of Shares of Common Stock of 800-JR CIGAR, Inc.:

                                  INTRODUCTION

    JRC Acquisition Corp., a Delaware corporation (the "PURCHASER") and a wholly owned subsidiary of L&LR, Inc. (the "PARENT"), hereby offers to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "SHARES"), of 800-JR CIGAR, Inc., a Delaware corporation (the "COMPANY" or "800-JR CIGAR"), not already owned by Lewis I. Rothman and LaVonda M. Rothman (collectively, the "ROTHMANS") and the Lewis Irving Rothman 1998 Trust #1 u/a/d November 10, 1998 (the "1998 TRUST"), at a price of $13.00 per Share (the "OFFER PRICE"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the "OFFER"). As used herein, the term "PARENT STOCKHOLDERS" shall mean the Rothmans and the 1998 Trust.

    Tendering stockholders who have Shares registered in their own name and who tender directly to the Depositary (as defined below) will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer. The Purchaser will pay all fees and expenses of D.F. King & Co., Inc., which is acting as the Information Agent (the "INFORMATION AGENT"), American Stock Transfer & Trust Company, which is acting as the Depositary (the "DEPOSITARY"), and First Union Securities, Inc., which is acting as Dealer Manager ("FIRST UNION"), incurred in connection with the Offer. See "THE OFFER,
Section 14--Fees and Expenses."

    The Offer is conditioned upon, among other things, a majority of the outstanding Shares (the "MINIMUM SHARES") not currently owned by the Parent Stockholders and certain other trusts of which the Rothmans are trustees (the "OTHER ROTHMAN TRUSTS") on the date Shares are accepted for payment having been validly tendered and not withdrawn prior to the expiration of the Offer (the "MINIMUM CONDITION"). See "THE OFFER, Section 12--Conditions to the Offer." The Company has informed the Purchaser that, as of August 4, 2000, there were 2,562,299 Shares issued and outstanding not currently owned by the Parent Stockholders or the Other Rothman Trusts. Based on the foregoing, the Purchaser believes that the Minimum Condition will be satisfied if 1,281,150 Shares are validly tendered and not withdrawn prior to the expiration of the Offer.

    The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 28, 2000 (the "MERGER AGREEMENT"), by and among the Parent, the Purchaser, the Parent Stockholders (for purposes of Section 6.10 thereof only) and the Company, pursuant to which after the completion of the Offer and satisfaction or waiver of all conditions to the Merger (as defined below), the Purchaser will be merged with and into the Company and the separate corporate existence of the Purchaser will thereupon cease. The merger, as effected pursuant to the immediately preceding sentence, is referred to herein as the "MERGER," and the Company as the surviving corporation of the Merger is sometimes herein referred to as the "SURVIVING CORPORATION." At the effective time of the Merger (the "EFFECTIVE TIME"), each Share then outstanding (other than Shares held by the Company, the Purchaser and Shares held by stockholders who properly perfect their dissenters' rights under Section 262 of the Delaware General Corporation Law ("DGCL")), will be canceled and extinguished and converted into the right to receive $13.00 in cash or any higher price per Share paid in the Offer (the "MERGER CONSIDERATION"), without interest. See "SPECIAL FACTORS, Section 8--Dissenters' Rights." The Merger Agreement is more fully described in "SPECIAL FACTORS, Section 7--The Merger Agreement."

    Consummation of the Merger is conditioned upon, among other things, the approval and adoption by the requisite vote of stockholders of the Company of the Merger Agreement, if required by applicable law in order to consummate the Merger. See "THE OFFER, Section 12--Conditions to the Offer." Under the DGCL and pursuant to the Company's certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding Shares is the only vote of any class or series of the Company's capital stock that is necessary to approve the Merger Agreement and the Merger.

    Under Section 253 of the DGCL, if a corporation owns at least 90% of the outstanding shares of each class of a subsidiary corporation entitled to vote, the corporation holding such stock may merge such subsidiary into itself, or itself into such subsidiary, without any action or vote on the part of the board of directors or the stockholders of such other corporation (a "SHORT-FORM MERGER"). In the event that the Purchaser acquires in the aggregate at least 90% of the outstanding Shares pursuant to the Offer or otherwise, then, at the election of the Purchaser, a short-form merger could be effected without any further approval of the Board of Directors of the Company or the stockholders of the Company, subject to compliance with the provisions of Section 253 of the DGCL. Even if the Purchaser does not own 90% of the outstanding Shares following consummation of the Offer, the Purchaser could seek to purchase additional shares in the open market or otherwise in order to reach the 90% threshold and employ a short-form merger. The per share consideration paid for any Shares so acquired may be greater or less than the Offer Price. The Purchaser presently intends to effect a short-form merger, if permitted to do so under the DGCL. If, however, after consummation of the Offer, the Purchaser owns less than 90% of the then outstanding Shares, and a vote of 800-JR CIGAR's stockholders is required under the DGCL to approve the Merger, a significantly longer period of time will be required to effect the Merger. The Parent Stockholders currently own an aggregate of 8,775,840 Shares, representing approximately 74% of the outstanding Shares. Because these Shares will be contributed to the Purchaser prior to the Expiration Date, the Purchaser will be able to effect the Merger by voting the Shares it will hold without the affirmative vote of any other stockholder.

    THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND HAS DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES (OTHER THAN THE PARENT, THE PURCHASER, THE PARENT STOCKHOLDERS AND THE OTHER ROTHMAN TRUSTS) AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

    Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") has delivered to the Special Committee (the "SPECIAL COMMITTEE") of the Board of Directors of the Company its opinion, dated August 28, 2000 (the "FAIRNESS OPINION"), to the effect that, as of such date and based upon the assumptions made, matters considered and limitations on review set forth therein, the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair from a financial point of view to such holders, other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts. The full text of the Fairness Opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as an exhibit to the Company's Solicitation/Recommendation Statement on
Schedule 14D-9 (the "SCHEDULE 14D-9"), which has been filed by the Company with the Securities and Exchange Commission (the "COMMISSION") in connection with the Offer and which is being mailed to holders of Shares herewith. Holders of Shares are urged to, and should, read the Fairness Opinion carefully in its entirety. The Fairness Opinion is directed only to the fairness of the consideration to be received by the holders of Shares (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts) from a financial point of view and does not address any other aspect of the Merger Agreement. The Fairness Opinion does not constitute a recommendation to any holder of Shares as to whether such holder should tender Shares pursuant to the Offer or how such holder should vote with respect to the Merger.

THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ IN THEIR ENTIRETY BEFORE YOU MAKE ANY DECISION WITH RESPECT TO THE OFFER.

                                SPECIAL FACTORS

1. BACKGROUND OF THE OFFER AND THE MERGER.

    The Purchaser is a newly formed Delaware corporation organized in connection with the Offer and the Merger and has not carried on any activities other than in connection with the Offer and the Merger. The Purchaser is a wholly owned subsidiary of the Parent, a Delaware corporation formed by the Rothmans on July 21, 2000. The outstanding shares of capital stock of the Parent are owned 38.6% by Lewis I. Rothman, 38.6% by LaVonda M. Rothman and 22.8% by the 1998 Trust. Lewis I. Rothman and LaVonda M. Rothman each own 3,387,920 Shares and the 1998 Trust owns 2,000,000 Shares of the Company. Immediately prior to the Expiration Date, the Parent Stockholders will contribute an aggregate of 8,775,840 Shares (the "PARENT STOCKHOLDER SHARES") to the Parent, and the Parent in turn will contribute the Parent Stockholder Shares to the Purchaser (the "CONTRIBUTION"). The Shares held by the Other Rothman Trusts will not be contributed to either the Parent or the Purchaser. As a result of the Contribution, the Purchaser will own 8,775,840 Shares, or approximately 74% of the outstanding Shares. Lewis I. Rothman is the Chief Executive Officer, President and Chairman of the Board of the Company. LaVonda M. Rothman is the Executive Vice President and Secretary of the Company. See "THE OFFER,
Section 9--Certain Information Concerning the Parent Stockholders, the Parent and the Purchaser."

    ALTERNATIVE TRANSACTIONS. The Company is one of the largest distributors and retailers of brand name premium cigars in the United States. The Company's primary products consist of premium cigars, mass market cigars and cigarettes, which are distributed to retail and wholesale customers. Over the last several years, the Company and the Rothmans have considered various alternatives to increase stockholder value while at the same time enhancing the strategic position of the Company, its business prospects, operations and results.

    On April 7, 2000, representatives of the Company met with its financial advisor, First Union Securities, Inc. ("FIRST UNION"), to discuss various strategic alternatives to maximize stockholder value, including a potential sale of the Company and a going private transaction. At the meeting, the Company authorized First Union to conduct a solicitation of third party interest to determine the interest of potential strategic buyers in acquiring the Company. First Union contacted certain parties deemed by it to have a potential interest in acquiring the Company. Based on conversations with these parties and the fact that such parties declined to pursue an acquisition of the Company, First Union concluded that no strategic buyers would be interested in acquiring the Company. First Union further concluded that no financial buyers would be interested in acquiring the Company because of the Company's limited growth prospects, the inability to leverage the Company's operations and the difficult business environment for tobacco product distributors.

    GOING PRIVATE TRANSACTION. While considering a potential sale of the Company, due to the difficult business environment for tobacco product distributors and the limited liquidity provided by the relatively small public float of the Shares, the Rothmans and the Company concluded that they should also investigate the possibility of the Company going private. Such a going private transaction could potentially create value for the public stockholders of the Company through a premium purchase price. On May 18, 2000, First Union met with members of management to update them on the results of their market check and to discuss the possibility of a going private transaction. First Union explained that the Company was not currently benefiting from remaining public given the waning interest of investors in the tobacco industry and the lack of research analyst coverage of the Company. Representatives of First Union expressed their belief that it was unlikely the Company would benefit from significant share price expansion in the future due to the Company's limited growth prospects. At the end of this meeting, the Rothmans expressed their belief that a going private transaction would be in the best interests of the Company's stockholders.

    On June 5, 2000, the Board of Directors of the Company met to discuss a proposal by the Rothmans to acquire all of the outstanding Shares of the Company not currently owned by the Parent Stockholders and the Other Rothman Trusts. Representatives of First Union and Morgan,
Lewis & Bockius LLP ("MORGAN LEWIS"), legal counsel to the Rothmans, attended the meeting. At the meeting, First Union provided examples to the Board of a growing trend toward consolidation in the tobacco industry generally, citing the fact that most of the publicly-held domestic manufacturers or distributors of cigars had either been acquired or taken private during the past two years. Representatives of First Union then presented an overview of the Rothmans' reasons for wanting to take the Company private. They also described their unsuccessful efforts to sell the Company to logical strategic buyers. Following this introduction, First Union described the terms of the Rothmans' proposal to acquire the Shares of the Company not held by the Parent Stockholders and the Other Rothman Trusts for a price per Share of $12.00. In determining this price, First Union performed various financial and valuation analyses on behalf of the Rothmans. These analyses included a comparable companies trading analysis, a comparable transaction analysis, a discounted cash flow analysis, a leveraged buyout model and an analysis of the average premiums paid in comparable transactions. First Union explained to the Board of Directors of the Company how the results of all these analyses impacted the decision by the Rothmans to offer a price of $12.00 per share. A discussion then ensued among the Board members, First Union and Morgan Lewis regarding the proposed form of the transaction and the anticipated means of financing such transaction. A copy of First Union's written presentation to the Board of Directors of the Company is attached as Exhibit (c)(3) to the Tender Offer Statement on Schedule TO (the "SCHEDULE TO") filed by the Purchaser, the Parent and the Rothmans with the Commission and will be available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of Shares or representative thereof who has been designated in writing by such holder.

    Following this discussion, the Board of Directors resolved to appoint a Special Committee consisting of the Board's three outside members, John F. Barry, Jr., John Oliva, Sr. and Bernard Rosenblum, to evaluate the Rothmans' proposal and to make a recommendation to the Board of Directors of the Company regarding the proposal. The Board of Directors of the Company authorized the Special Committee to retain independent legal and financial advisors to assist it in evaluating the transaction. At the conclusion of the meeting, First Union indicated that, in light of the appointment of the Special Committee, it would cease representing the Company at that time and thereafter would act as financial advisor to the Rothmans in connection with the proposed transaction.

    On June 8, 2000, the Special Committee retained Dewey Ballantine LLP ("DEWEY BALLANTINE") to act as legal counsel to the Special Committee and the Company. Dewey Ballantine then reviewed with the Special Committee the purpose and function of the Special Committee and the fiduciary duties of the members of the Special Committee to the stockholders of the Company.

    During the weeks of June 12 and 19, the Special Committee and Dewey Ballantine contacted a number of investment banking firms to solicit their interest in acting as financial advisor to the Special Committee. On June 21, 2000, the Special Committee interviewed and received presentations from two of those investment banking firms, including Merrill Lynch. Following a discussion of these presentations, the Special Committee resolved that it would retain Merrill Lynch and later formally engaged Merrill Lynch to act as the Special Committee's financial advisor pursuant to a letter agreement dated July 10, 2000.

    Beginning the week of July 10, Merrill Lynch conducted a due diligence investigation of the Company.

    On July 11, 2000, Morgan Lewis distributed drafts of the tender offer documents, including the Offer to Purchase and Merger Agreement, to Dewey Ballantine and Merrill Lynch for their review and comment. Representatives of Dewey Ballantine informed representatives of Morgan Lewis that they would review the draft Merger Agreement to determine if significant issues, in addition to price, were raised which would preclude agreement on a transaction.

    On July 21, 2000, the Rothmans directed Morgan Lewis to form the Parent and the Purchaser in Delaware.

    On July 27, 2000, the Special Committee met with its legal and financial advisors to review the proposed $12.00 per Share offer and the proposed transaction structure. During the course of the meeting, Merrill Lynch reviewed with the Special Committee various trends in the cigar industry and the historical financial and public market performance of the Company and discussed its preliminary evaluation of the proposed transaction. Dewey Ballantine then reviewed with the Special Committee the proposed draft Merger Agreement, including that the proposed transaction contemplated a tender offer followed by a merger and that the Purchaser could waive, in its sole discretion, the Minimum Condition. The Special Committee discussed with its advisors the respective advantages and disadvantages of a merger, on the one hand, and a tender offer followed by a merger, on the other hand. After full discussion, the Special Committee determined (i) that it was not prepared at that time to agree to a $12.00 per Share offer and to attempt to negotiate a per Share price higher than $12.00 and (ii) that a waivable Minimum Condition was unacceptable. The Special Committee authorized Merrill Lynch to contact First Union to negotiate a higher per Share price and indicate that a waivable Minimum Condition was not acceptable.

    On July 29, 2000, Merrill Lynch conveyed to First Union the Special Committee's position that the Special Committee was not prepared to conclude a transaction at $12.00 per Share and that a waivable Minimum Condition was unacceptable. First Union responded that the Rothmans were not prepared to increase their offer at that time but might consider a counteroffer from the Special Committee. Merrill Lynch also indicated that it was not authorized to propose a counteroffer.

    Representatives of First Union, Morgan Lewis and the Purchaser communicated with each other during the day on July 29, 2000 and agreed that the Purchaser would not react to the Special Committee until a specific counteroffer was presented to the Purchaser either verbally or in writing by the Special Committee or its advisors.

    Later that day, Morgan Lewis and Dewey Ballantine discussed whether the transaction should be structured as a merger or a tender offer and the relative advantages and disadvantages of each structure.

    On July 31, 2000, Merrill Lynch advised the Special Committee and its legal advisor that the Rothmans would not revise their $12.00 per Share offer but might consider a counteroffer. The Special Committee discussed various strategies for negotiating a higher price and, after consultation with its advisors, requested that Merrill Lynch review its analyses with respect to the Offer and assist the Special Committee in determining an appropriate counteroffer.

    On August 1, 2000, the Special Committee met following a brief meeting of the Board of Directors of the Company. At this meeting, the members of the Special Committee discussed the offer price and other issues to be raised with the Purchaser regarding the Offer and the Merger.

    On August 2, 2000, the Special Committee met with its advisors to review the analyses prepared by Merrill Lynch and to discuss negotiating a higher price for the Company's stockholders. After full discussion and analysis, the Special Committee authorized Merrill Lynch to make a counteroffer of $14.00 per Share.

    During the morning of August 3, 2000, Merrill Lynch advised First Union that the Special Committee had carefully considered its request for a counteroffer and had determined to make a counteroffer of $14.00 per Share.

    Later that day, First Union presented the Special Committee's counteroffer to representatives of the Purchaser. The Purchaser indicated that although it was willing to revise its offer to $13.00 per Share, it would not be willing to offer a price above such amount and that $13.00 per Share was its best and final offer. After consulting with Morgan Lewis, the Purchaser concluded that, in the interest of time, it would require that the transaction be structured as a tender offer, but it would agree to the Special Committee's conditions that the Purchaser not waive the Minimum Condition and, if requested by the Special Committee, it would extend the offer period.

    Following its meeting with the Purchaser, First Union informed Merrill Lynch via telephone of the terms of the revised offer, including the increased offer price of $13.00 per Share and the agreement not to waive the Minimum Condition. During the call, First Union also indicated that the Purchaser believed the proposal would provide liquidity to the stockholders that otherwise was unavailable in the marketplace and would not offer a price per Share in excess of $13.00.

    At a meeting of the Special Committee on August 4, 2000, Merrill Lynch reported to the Special Committee and its legal advisors the terms of the revised Offer and the fact that First Union had indicated that the Offer of $13.00 per Share was the Purchaser's best and final offer. Merrill Lynch then reviewed with the Special Committee its analyses based upon the $13.00 per Share offer. The Special Committee discussed at length whether Mr. Rothman's $13.00 offer was, in fact, his best and final offer. After further discussion, the Special Committee determined that a member of the Special Committee, Mr. Oliva, should contact Mr. Rothman and attempt to negotiate an increased offer price.

    Later that day, Mr. Oliva, on behalf of the Special Committee, contacted Mr. Rothman and attempted to negotiate an increase in the offer price.
Mr. Rothman, however, made clear that $13.00 per Share was his best and final offer. Mr. Oliva indicated to Mr. Rothman that he would need to discuss the situation further with the other members of the Special Committee and its advisors.

    On August 7, 2000, the Special Committee met with its advisors to discuss the $13.00 per Share offer and that, if the Special Committee was not prepared to accept $13.00, Mr. Rothman would withdraw his proposed offer and continue to operate the Company as a public company. Mr. Oliva reported on his discussion with Mr. Rothman. After full discussion, including a review of Merrill Lynch's analyses, the Special Committee determined that it was prepared to recommend acceptance of the $13.00 per Share offer to the full Board of Directors, subject to negotiation of a definitive merger agreement and receipt of Merrill Lynch's financial analysis and opinion regarding the $13.00 per Share offer.

    From August 7 through August 28, 2000, the representatives of the Purchaser and the Company and their respective legal advisors negotiated and finalized the Merger Agreement. During the week of August 21, 2000 revised drafts of the proposed Merger Agreement and tender offer documents were distributed to the Special Committee.

    At a meeting of the Special Committee on August 22, 2000, Merrill Lynch reviewed with the Special Committee its evaluation of the Offer, and Dewey Ballantine reviewed with the Special Committee the terms and conditions of the proposed Merger Agreement. The Special Committee adjourned and Dewey Ballantine contacted Morgan Lewis to discuss (i) the status of the Purchaser's negotiations with its lenders and (ii) certain additional issues regarding the proposed Merger Agreement. The Special Committee reconvened and Dewey Ballantine reported on its discussions with Morgan Lewis. The Special Committee determined to adjourn and reconvene when the Purchaser's financing arrangements were negotiated and final terms of the Merger Agreement could be considered by the Special Committee.

    From August 22 to August 25, 2000, Morgan Lewis finalized definitive financing documentation relating to the Offer and the Merger with bank counsel. On August 26, 2000 revised drafts of the proposed Merger Agreement and tender offer documents were distributed to the Special Committee.

    The Special Committee met during the morning on August 28, 2000, to review the Offer and the terms of the Merger Agreement with its legal and financial advisors. Merrill Lynch delivered to the Special Committee its oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date and based on the assumptions made, matters considered and limitations on review set forth therein, the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair from a financial point of view to such holders, other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts. A copy of the Fairness Opinion is attached as
Schedule I to the Schedule 14D-9. A copy of Merrill Lynch's written presentation to the Special Committee has been filed with the Commission as Exhibit (c)(2) to the Purchaser's Tender Offer Statement on Schedule TO filed with the Commission (the "SCHEDULE TO"), and will be available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of Shares or representative thereof who has been designated in writing by such holder. See "SPECIAL FACTORS, Section 3--Fairness Opinion of Merrill Lynch." Dewey Ballantine reviewed with the Special Committee the terms and conditions of the Merger Agreement. After a full discussion, the Special Committee unanimously determined (i) that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts) and
(ii) to recommend that the Board of Directors (a) approve the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby and
(b) recommend acceptance of the Offer and, if required by applicable law, adoption of the Merger Agreement by the stockholders of the Company.

    Later that morning, the Board of Directors, including the members of the Special Committee and its legal advisor, met to consider the recommendation of the Special Committee. After a full discussion, the Board of Directors unanimously determined (i) that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts), (ii) to approve the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby and (iii) to recommend acceptance of the Offer and, if required by applicable law, adoption of the Merger Agreement by the stockholders of the Company.

    Following the meeting of the Board of Directors, the Merger Agreement was executed and delivered by the Purchaser, the Parent, the Company and the Parent Stockholders.

    In a press release issued by the Company on August 28, 2000, the Company announced that the Board of Directors had approved the Offer and the Merger and signed the Merger Agreement.

    On August 29, 2000, the Purchaser commenced the Offer.

2. RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS OF THE COMPANY.

    RECOMMENDATION OF THE SPECIAL COMMITTEE. As described below, the members of the Special Committee, consisting of Messrs. Barry, Oliva and Rosenblum,
(i) unanimously recommended that the Board of Directors approve the Merger Agreement, the Offer and the Merger, (ii) determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts) and (iii) determined to recommend to the Board of Directors of the Company that the Company should recommend that such stockholders accept the Offer and tender their Shares pursuant to the Offer.

    The Special Committee considered the following material factors, among others, in connection with making their conclusions and recommendation:

    - The Fairness Opinion of Merrill Lynch to the effect that, as of the date of such opinion and based upon the assumptions made, matters considered and limitations on review set forth therein, the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair from a financial point of view to such holders, other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts. STOCKHOLDERS ARE URGED TO READ MERRILL LYNCH'S FAIRNESS OPINION IN ITS ENTIRETY, WHICH FAIRNESS OPINION IS ATTACHED AS SCHEDULE I TO THE
      SCHEDULE 14D-9.

    - The presentations of Merrill Lynch that included various valuation analyses of the Company, described below under "SPECIAL FACTORS--Fairness Opinion of Merrill Lynch."

    - The views of the Special Committee regarding, among other things: (a) the financial condition, results of operations, cash flows, business and prospects of the Company, including the prospects of, and uncertainties facing, the Company if it remains independent; (b) the likelihood of achieving maximum long-term value as a public company; (c) the strategic alternatives available to the Company and the associated advantages and disadvantages of such alternatives; and (d) the likelihood that any other party would propose an acquisition or strategic business combination that would be more favorable to the Company and its stockholders than the Offer and the Merger.

    - The current and historical market prices for the Shares and the fact that the purchase price represents a premium of approximately 20.9% over the per share closing price of the Shares on August 25, 2000, the last trading day prior to the public announcement of the Offer and approximately 26.5% over the average price of the Shares over the 30 trading days prior to August 25, 2000. The historical market prices of the Shares during the time Shares have been traded are deemed relevant because they indicate the arms'-length trading prices of the Shares for that period as determined in the open market.

    - The relatively low trading volume of the Shares and the fact that the public float for the Shares held by the stockholders consists of only approximately 22% of the outstanding Shares. Because of the limited float and relatively low trading volume in the Shares, the Special Committee believed that attempts to sell significant portions of the Shares would cause substantial downward pressure on market prices for the Shares, and therefore believed that an offer by the Rothman's represents an opportunity for public stockholders to realize a higher price for their Shares than might be realized in significant market transactions.

    - The relatively thin trading market and the lack of liquidity on the Shares and the lack of success, due to the relatively small market capitalization, in attracting institutional investors to invest in, or research analysts to report on, the Company.

    - Ownership by the Parent Stockholders and the Other Rothman Trusts of approximately 78% of the currently outstanding common stock of the Company and the effects of such ownership on the alternatives available to the Company.

    - The recent and historical results of operations and financial condition of the Company and the business strategy, projections and prospects of the Company, including increased competition. Recent and historical adverse economic and other developments in the tobacco industry.

    - Trends in the cigar industry, including the fact that the decline in premium cigar demand coupled with the proliferation of lower margin products have caused earnings growth to decline.

    - The fact that consummation of the Offer and the Merger will preclude the stockholders of the Company, other than the Parent Stockholders, from participating in any future growth of the Company. In the view of the Special Committee, however, this loss of opportunity was adequately reflected in the Offer Price of $13.00.

    - The fact that neither the Special Committee nor the Company are aware of any current offer from any person regarding the acquisition of the Company or any significant portion of its assets or securities.

    - The history of the negotiations between the Special Committee (none of whose members were employed by the Company or affiliated with the Parent, the Purchaser, the Parent Stockholders or the Other Rothman Trusts) and its representatives and the Parent and its representatives, including that
      (i) the consideration of $13.00 per Share was the result of arms-length negotiations, (ii) the negotiations resulted in an increase in the price at which the Parent and the Purchaser were prepared to acquire the Shares from $12.00 to $13.00 and (iii) the Special Committee's belief that neither the Parent nor any other third party would offer more than $13.00 per Share.

    - The Company's prior unsuccessful efforts to solicit bids for the Company from strategic and financial buyers.

    - The fact that the consideration to be paid is all cash.

    - The terms and conditions of the Merger Agreement, which were determined through arm's-length negotiations, including that (i) the Purchaser may not reduce the purchase price, impose additional conditions to the Offer or amend or modify any other term of the Offer in a manner adverse to the holders of the Shares; (ii) the Minimum Condition requires that a majority of the outstanding Shares (other than Shares owned by the Parent Stockholders and the Other Rothman Trusts) be tendered pursuant to the Offer and such condition may not be waived except with the Special Committee's prior written consent; (iii) the recommendation of the Special Committee may be withdrawn, modified or amended to the extent the Special Committee believes it necessary to do so in the exercise of its fiduciary duties, and (iv) in the event that the Company should receive a proposal from a third party, the terms of the Merger Agreement permit the Special Committee to provide information to and negotiate with such party and to modify or withdraw its recommendation to the stockholders if the Special Committee determines that its failure to take such action would be inconsistent with its fiduciary duties under applicable law.

    - The fact that the Offer and the Merger have been structured to include a first-step cash tender offer for all outstanding Shares, thereby enabling stockholders who tender their Shares to promptly receive $13.00 per Share in cash, and the fact that any stockholders who do not tender their Shares will receive the same price per Share in the subsequent Merger.

    - The availability of judicial appraisal rights under Section 262 of the DGCL to stockholders of the Company who dissent from the Merger.

    RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY. Based upon their review of the Fairness Opinion and the foregoing analysis of the Special Committee, the Board of Directors of the Company also determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts) and resolved at its meeting on August 28, 2000 to (i) approve the Merger Agreement, the Offer and the Merger and (ii) recommend that such stockholders accept the Offer and tender their Shares in response to the Offer.

    The Board of Directors, including the Special Committee, also believes that the Offer and the Merger are procedurally fair because, among other things:
(i) the Special Committee consists of all of the directors of the Company who are not affiliated with the Parent Stockholders, the Other Rothman Trusts, the Parent or the Purchaser; (ii) the Special Committee retained and received advice from independent legal counsel; (iii) the Special Committee retained Merrill Lynch, which provided an opinion as to the fairness of the consideration to be received by the holders of Shares (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts) pursuant to the Offer and the Merger; and (iv) the consideration to be received by stockholders in the Offer and the Merger and the terms and conditions of the Offer and the Merger were the result of arms'-length negotiations between representatives of the Special Committee on the one hand, and the Parent and the Purchaser, on the other hand, and their respective advisors.

    The members of the Board of Directors, including the members of the Special Committee, evaluated the Offer and the Merger in light of their knowledge of the business, financial condition and prospects of the Company, and based upon the advice of financial and legal advisors.

    The Board of Directors and the Special Committee recognized that the Merger is not structured to require the approval of a majority of the stockholders of the Company (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts), and that the Purchaser will have sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of the Company.

    Neither the Board of Directors nor the Special Committee considered the liquidation of the Company's assets to be a viable course of action. Therefore, no appraisal of liquidation values was sought for purposes of evaluating the Offer and the Merger.

    The foregoing discussion of the information and factors considered by the Special Committee and the Board of Directors as a whole is not meant to be exhaustive, but includes the material factors considered by them in reaching their conclusions and recommendations. In view of the variety of factors considered in their reaching a determination, the Board of Directors, including the members of the Special Committee, did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their conclusions and recommendations. In addition, each member of the Board of Directors, including each member of the Special Committee, may have given different weights to different factors. The Board of Directors and the Special Committee viewed their positions and recommendations as being based upon the totality of the information presented to and considered by them.

3. FAIRNESS OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED.

    OVERVIEW.

    Pursuant to an engagement letter dated July 10, 2000 (the "Engagement Letter"), the Special Committee retained Merrill Lynch to act as its exclusive financial advisor in connection with assisting the Company in respect to a possible sale of the Company and the Offer and the Merger. The Special Committee retained Merrill Lynch to act as its exclusive financial advisor in connection with the Offer and the Merger because Merrill Lynch is a leading investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, secondary distributions of securities, private placements and valuations for corporate purposes. Merrill Lynch has had no prior investment advisory or corporate finance relationship with the Company.

    On August 28, 2000, Merrill Lynch delivered its oral opinion to the Special Committee, subsequently confirmed in writing, that as of such date and based upon the assumptions made, matters considered and limitations on the review set forth therein, the Consideration to be received by holders of Shares pursuant to the Transaction is fair from a financial point of view to such holders, other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts.

    THE FULL TEXT OF MERRILL LYNCH'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW SET FORTH THEREIN, IS ATTACHED AS SCHEDULE I TO THE 14D-9 AND IS INCORPORATED BY REFERENCE HEREIN. THE DESCRIPTION OF MERRILL LYNCH'S OPINION BELOW SETS FORTH THE MATERIAL TERMS OF THE OPINION. HOLDERS OF SHARES ARE URGED TO, AND SHOULD READ CAREFULLY SUCH OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF MERRILL LYNCH'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    Merrill Lynch's opinion is addressed to the Special Committee and addresses only the fairness from a financial point of view of the consideration to be received by holders of Shares, other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts, pursuant to the Transaction. The opinion does not address the merits of the Company's underlying decision to engage in the Transaction. The opinion does not constitute, nor should it be construed as, a recommendation to any stockholder as to whether he or she should tender their shares pursuant to the Offer or as to how such holders should vote with respect to the Merger.

    In connection with the preparation of the opinion, Merrill Lynch, among other things:

    (a) Reviewed certain publicly available business and financial information relating to the Company that it deemed to be relevant;

    (b) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, furnished to it by the Company;

    (c) Conducted discussions with members of senior management and representatives of the Company and the Parent concerning the matters described clauses (a) and (b) immediately above;

    (d) Reviewed the market prices and valuation multiples for the Shares and compared them with those of certain publicly traded companies that it deemed to be relevant;

    (e) Reviewed historical market prices and trading activity for the Shares;

    (f) Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that it deemed to be relevant;

    (g) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that it deemed to be relevant;

    (h) Participated in certain discussions and negotiations among representatives of the Special Committee, the Company and the Parent and their financial and legal advisors;

    (i) Conducted discussions with representatives of the Company and the Parent concerning their solicitation of offers from third parties to acquire the Company and the results thereof;

    (j) Reviewed the Merger Agreement and certain related documents; and

    (k) Reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

    In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by it, or publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of the assets or liabilities of the Company nor was it furnished with any such independent evaluation or appraisal. In addition, Merrill Lynch has not assumed any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by the Company, Merrill Lynch has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. Merrill Lynch expresses no opinion as to such financial forecast information or the assumptions on which they were based. In connection with the preparation of its opinion, Merrill Lynch was not authorized by the Company, the Special Committee of the Board of Directors or the Board of Directors to solicit, nor has Merrill Lynch solicited, third-party indications of interest for the acquisition of all or any part of the Company.

    Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to Merrill Lynch as of, the date of the opinion.

    In accordance with customary investment banking practice, Merrill Lynch employed generally accepted valuation methods in reaching its Opinion. The following is a summary of the material analyses utilized by Merrill Lynch in connection with the Fairness Opinion.

    VALUATION OF THE COMPANY.

    SELECTED COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. Merrill Lynch compared certain financial and operating ratios for the Company with the corresponding financial and operating ratios for a group of publicly traded companies engaged primarily in the specialty retail and direct mail retail industries, that Merrill Lynch deemed to be comparable to the Company. For the purpose of its analyses, the following companies in the specialty retail industry were used as companies comparable to the Company: Sunglass Hut International, Inc., Cole National Corporation, PETsMART, Inc., Jo-Ann
Stores, Inc., and Holt's Cigar Holdings, Inc. (collectively the "Specialty Retail Comparable Companies"). Also, for the purpose of its analysis, the following companies in the direct mail retail industry were used as companies comparable to the Company: J. Jill Group, Inc., Coldwater Creek, Inc., Sharper Image Corporation, Lillian Vernon Corporation,
Spiegel, Inc. and Blair Corporation (collectively, the "Direct Mail Retail Comparable Companies", and together with the Specialty Retail Comparable Companies, the "Comparable Companies").

    For each of the Comparable Companies, Merrill Lynch calculated stock price as a multiple of estimated earnings per share ("EPS") for the calendar year ended 2001. This analysis resulted in the following relevant ranges for the Specialty Retail Comparable Companies as of August 25, 2000: a range of stock price as a multiple of estimated 2001 EPS of 5.7x to 9.3x with a mean of 8.0x (as compared to the Offer at 11.5x, Holt Cigar Holdings, Inc. was excluded from the analysis) and a range of enterprise value as a multiple of latest twelve months ("LTM") earnings before interest, taxes, depreciation and amortization (otherwise known as "EBITDA") of 3.2x to 6.1x with a mean of 5.0x (as compared to the Offer at 6.5x). This analysis resulted in the following relevant ranges for the Direct Mail Retail Comparable Companies as of August 25, 2000: a range of stock price as a multiple of 2001 EPS of 6.8x to 15.6x with a mean of 12.3x (as compared to the Offer at 11.5x, Blair Corporation was excluded from the analysis) and a range of enterprise value as a multiple of LTM EBITDA analysis of 4.0x to 9.6x with a mean of 6.5x (as compared to the Offer at 6.5x, J. Jill Group, Inc. was excluded from the analysis). Based on the foregoing, Merrill Lynch determined a reference multiple range for LTM EBITDA for the Company of 4.0x to 6.0x and a reference multiple range for the estimated 2001 EPS for the Company of 7.0x and 10.0x, resulting in a reference range for an implied value per Share of $8.00 to $12.00.

    To calculate the trading multiples utilized in the Analysis of Selected Comparable Publicly Traded Companies, Merrill Lynch used publicly available information concerning the historical and projected financial performance of the Comparable Companies, including public historical financial information, consensus analysts' earnings estimates and Merrill Lynch Equity Research.

    None of the Comparable Companies is, of course, identical to the Company. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading volume of the Comparable Companies, as well as that of the Company. In addition, the multiples of stock price to estimated 2001 earnings multiples for the Comparable Companies is based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

    SELECTED COMPARABLE TRANSACTIONS ANALYSIS. Using publicly available information, Merrill Lynch considered selected transactions in the cigar industry that Merrill Lynch deemed to be relevant. Specifically, Merrill Lynch reviewed the following transactions: Swedish Match AB's offer for General Cigar Holdings, Inc., Altadis SA's offer for Corporacio Habanos, Austria Tabak AG's offer for Swedish Match AB's Cigarette Operations, Swisher International's offer for its outstanding public shares (the "Swisher Transaction"), Seita SA's offer for Consolidated Cigar Holdings, Inc., Tabacalera Cigars International SA's offer for Havatampa Inc.'s Cigar Division and General Cigar Holding, Inc.'s offer for Villazon & Co. (collectively, the "Comparable Transactions"). Merrill Lynch noted that nearly all of the Comparable Transactions represent the acquisition of control of the target company which may not be directly comparable to the acquisition of a minority stake of a target company, as in the Offer and the Merger. Merrill Lynch also noted that the Swisher Transaction represents the most comparable transaction to the Offer due to the majority ownership position of the acquiror at the time of the announcement of the transaction.

    Using publicly available information, concerning historical financial performance, Merrill Lynch calculated the transaction values for the target companies as a multiple of LTM EBITDA for the Comparable Transactions for the latest twelve months immediately preceding the announcement of each of the respective transactions. Based on the foregoing, Merrill Lynch determined a reference multiple range

LTM EBITDA for the Company of 6.0x to 7.5x, resulting in a reference range for an implied value per Share of $12.00 to $15.50. The Swisher Transaction represents 6.2x LTM EBITDA or $12.00 per share.

    No company utilized in the Selected Comparable Transaction Analysis is identical to the Company nor is any transaction identical to the contemplated transaction between the Company and the Purchaser. An analysis of the results therefore requires complex considerations and judgments regarding the financial and operating characteristics of the Company and the companies involved in the Comparable Transactions, as well as other facts that could affect their publicly-traded and/or transaction value. The numerical results are not in themselves meaningful in analyzing the contemplated transaction as compared to Comparable Transactions.

    DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a discounted cash flow analyses (i.e., analyses of the present value of the projected unlevered after-tax cash flows ) for the Company for the fiscal years ended 2001 through 2004, inclusive, using discount rates (determined through the use of the capital asset pricing model) ranging from 13.0% to 15.0% and terminal value multiples of year 2004 EBITDA ranging from 4.0x to 6.0x, based on the Comparable Companies and current trading levels of the Company. Based upon the foregoing, Merrill Lynch determined a reference range for an implied value per Share of $9.50 to $12.75.

    IMPLIED SHARE PRICE BASED ON PROJECTED EARNINGS PER SHARE ANALYSIS. Merrill Lynch used projections provided by the Company's management or adjusted through discussions with the Company's management for the years 2001 through 2004, inclusive, and additionally assumed that excess cash flow during the projection period would be used to repurchase some of the outstanding Shares to calculate a pro forma EPS for 2001 to 2004. Merrill Lynch applied a forward price to the EPS multiple range of 8.0x to 10.0x (based on historical trading ranges for the Company) to the pro forma EPS to calculate the projected share price for the Company. Using discount rates reflecting a equity cost of capital of 16.0%, Merrill Lynch determined a reference range for an implied value per Share of $8.50 to $11.00.

    PREMIUMS PAID ANALYSIS. Merrill Lynch performed a premiums paid analysis for the Company based upon the review and analysis of the range of premiums paid in similar acquisitions of minority ownership positions for the period between January 1, 1998 through August 25, 2000. For the period selected, Merrill Lynch reviewed 26 selected transactions that Merrill Lynch deemed relevant where the ownership of the acquiror in the target at the time of the announcement of the transaction was greater than 75%. Using information obtained from Thomson Financial Securities Data and other publicly available information, Merrill Lynch obtained the premium of the offer price per share relative to the target company's stock price one day, one week and four weeks prior to the date of announcement of the transaction (the "Announcement") as well as the 52-week high of the respective transactions. The mean and median range of premiums paid to the target company's stock price one day, one week, and one month prior to Announcement, as well as its 52-week high, were 19.9% and 15.4%, 21.7% and 17.3%, 37.0% and 42.2%, (12.6%) and (4.1%), respectively. Merrill Lynch applied a premium range of 10% to 25% to the Company's stock price of $10.00 per share on August 4, 2000 (one trading day prior to the day that the Purchaser made an offer price of $13.00 per Share). Based on the foregoing, Merrill Lynch determined a reference range for an implied value per Share $11.00 to $12.50.

    FINANCIAL SPONSOR INTERNAL RATE OF RETURN ANALYSIS. Using financial projections provided by the Company's management or adjusted through discussions with the Company's management for the years 2001 through 2004 inclusive, Merrill Lynch performed a financial sponsor internal rate of return valuation for the Company. To determine the financial sponsor internal rate of return, Merrill Lynch calculated the rate of return on an equity investment made on January 1, 2001 compared to the equity value of the Company on December 31, 2004. Acquisition prices were calculated to yield an investment return to the financial sponsor of approximately 25.0% to 35.0%. Based upon the foregoing analysis, Merrill Lynch determined an implied value per share of $9.00 to $10.00.

    The summary set forth above does not purport to be a complete description of the analysis presented by Merrill Lynch. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that selecting any portion of its analysis or of the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying Merrill Lynch's opinion. In arriving at its opinion, Merrill Lynch considered the results of all such analyses. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be sold or the prices at which the Shares may trade at any time in the future. Such analyses were prepared solely for the purposes of Merrill Lynch providing its opinion to the Special Committee as to the fairness, from a financial point of view, of the Consideration to be received by holders of Shares pursuant to the Offer and the Merger, other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts. Analyses based upon forecasts or future results are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors related to general economic and competitive conditions beyond the control of the parties or their respective advisors, none of Merrill Lynch, the Company, the Purchaser or any other person assumes responsibility if future results or actual values are materially different from those forecast. The foregoing summary does not purport to be a complete description of the analysis performed by Merrill Lynch and is qualified by reference to the written opinion dated as of August 28, 2000 of Merrill Lynch as attached as an exhibit to the Schedule 14D-9.

    Pursuant to the terms of the Engagement Letter, the Company will pay a fee of $1,000,000 to Merrill Lynch for its services and for the rendering of its opinion as to whether the Consideration to be received by holders of Shares pursuant to the Offer and the Merger is fair from a financial point of view to such holders, other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts. In addition to any fees payable to Merrill Lynch pursuant to the Engagement Letter, the Company has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses in connection with its services and for the rendering of its opinion. The Company has also agreed to indemnify Merrill Lynch, its affiliates and each of its directors, officers, agents, employees and controlling persons against certain liabilities, including liabilities under U.S. federal securities laws. In addition, in the ordinary course of business, Merrill Lynch may trade the securities of the Company for its customers, and accordingly may hold long or short positions in such securities.

4. POSITION OF THE PARENT STOCKHOLDERS REGARDING FAIRNESS OF THE OFFER AND THE MERGER.

    The Parent Stockholders have considered the analyses and findings of the Special Committee and the Board of Directors and believe that the consideration to be received by the stockholders pursuant to the Offer and the Merger is fair. The Parent Stockholders base their belief on the following facts:

    - The fact that the Special Committee concluded that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts).

    - The belief of First Union that the consideration to be received by the stockholders of the Company (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts) in the Offer and the Merger is fair from a financial point of view to such holders.

    - Notwithstanding the fact that the Fairness Opinion of Merrill Lynch was provided solely for the information and assistance of the Special Committee and the Company's Board of Directors, and that the Parent Stockholders, the Purchaser and the Parent are not entitled to rely upon such opinion, the fact that the Special Committee received a Fairness Opinion from Merrill Lynch to the effect that, as of the date of such opinion and based upon the assumptions made, matters considered and limitations on review set forth therein the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair from a financial point of view to such holders, other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts.

    - The current and historical market prices for the Shares and the fact that the purchase price represents a premium of approximately 20.9% over the per share closing price of the Shares on August 25, 2000, the last trading day prior to the public announcement of the Offer and approximately 26.5% over the average price of the Shares over the 30 trading days prior to August 25, 2000. The historical market prices of the Shares during the time Shares have been traded are deemed relevant because they indicate the arms'-length trading prices of the Shares for that period as determined in the open market.

    - The relatively thin trading market and the lack of liquidity on the Shares and the lack of success, due to the relatively small market capitalization, in attracting institutional investors to invest in, or research analysts to report on, the Company.

    - The recent and historical results of operations and financial condition of the Company and the business strategy, publicly available analyst estimates and prospects of the Company, including increased competition. Recent and historical adverse economic and other developments in the tobacco industry.

    - Trends in the cigar industry, including the fact that the decline in premium cigar demand coupled with the proliferation of lower margin products have caused earnings growth to decline.

    - The fact that the Parent Stockholders are not aware of any current offer from any person regarding the acquisition of the Company or any significant portion of its assets or securities.

    - The history of the negotiations between the Special Committee (none of whose members were employed by the Company or affiliated with the Parent, the Purchaser, the Parent Stockholders or the Other Rothman Trusts) and its representatives and the Parent and its representatives, including that
      (i) the consideration of $13.00 per Share was the result of arms-length negotiations, (ii) the negotiations resulted in an increase in the price at which the Parent and the Purchaser were prepared to acquire the Shares from $12.00 to $13.00 and (iii) the Special Committee's belief that neither the Parent nor any other third party would offer more than $13.00 per Share.

    - The Company's prior unsuccessful efforts to solicit bids for the Company from strategic and financial buyers.

    - The fact that the consideration to be paid is all cash.

    - The terms and conditions of the Merger Agreement, which were determined through arm's-length negotiations, including that (i) the Purchaser may not reduce the purchase price, impose additional conditions to the Offer or amend or modify any other term of the Offer in a manner adverse to the holders of the Shares; (ii) the Minimum Condition requires that a majority of the outstanding Shares (other than Shares owned by the Parent Stockholders and the Other Rothman Trusts) be tendered pursuant to the Offer and such condition may not be waived except with the Special Committee's prior written consent; (iii) the recommendation of the Special Committee may be withdrawn, modified or amended to the extent the Special Committee believes it necessary to do so in the exercise of its fiduciary duties, and (iv) in the event that the Company should receive a proposal from a third party, the terms of the Merger Agreement permit the Special Committee to provide information to and negotiate with such party and to modify or withdraw its recommendation to the stockholders if the Special Committee determines that its failure to take such action would be inconsistent with its fiduciary duties under applicable law.

    - The fact that the Offer and the Merger have been structured to include a first-step cash tender offer for all outstanding Shares, thereby enabling stockholders who tender their Shares to promptly receive $13.00 per Share in cash, and the fact that any public stockholders who do not tender their Shares will receive the same price per Share in the subsequent Merger.

    - The availability of judicial appraisal rights under Section 262 of the DGCL to stockholders of the Company who dissent from the Merger.

    The Parent Stockholders did not find it practicable to assign, nor did they assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the Offer and the Merger.

5. PLANS FOR THE COMPANY.

    THE MERGER. Pursuant to the Merger Agreement, upon completion of the Offer, the Purchaser intends to effect the Merger in accordance with the Merger Agreement and, upon consummation of the Merger, the Company will become a privately-held corporation. See "SPECIAL FACTORS, Section 7--The Merger Agreement."

    Except as otherwise described in this Offer to Purchase, the Parent Stockholders have no current plans or proposals or negotiations in which they are engaged that relate to or would result in: (i) other than the Merger, an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company; (ii) any purchase, sale or transfer of a material amount of assets of the Company; (iii) any change in the management of the Company or any change in any material term of the employment contract of any executive officer; or (iv) any other material change in the Company's corporate structure or business.

    MANAGEMENT. The Merger Agreement provides that the directors of the Purchaser and the officers of the Company at the Effective Time of the Merger will, from and after the Effective Time, be the initial directors and officers, respectively, of the Surviving Corporation.

    DELISTING AND TERMINATION OF REGISTRATION. The Parent Stockholders shall cause the Company to seek delisting of the Shares from the Nasdaq National Market and the termination of the registration of the Shares under the Exchange Act as soon after the completion of the Offer as the requirements for such delisting and termination are met. See "THE OFFER--Section 7--Effect of the Offer on the Market for the Shares; Stock Listing; Exchange Act Registration."

6. PURPOSE AND STRUCTURE OF THE OFFER AND THE MERGER.

    PURPOSE. The purpose of the Offer, the Merger and the Merger Agreement is to provide the public stockholders a fair price for their Shares and to enable the Parent Stockholders to acquire control of, and the entire equity interest in, the Company. Over the last few years, a variety of alternatives have been considered by the Rothmans and other members of the Company's management to increase stockholder value, while at the same time enhancing the operations, results and business prospects of the Company. After consideration of various alternatives, the limited public float of Shares and various other financial and economic factors, the Rothmans concluded that it is unlikely that any meaningful improvement in share value or liquidity of the Company will occur in the foreseeable future. The Rothmans concluded that, as a private company, 800-JR CIGAR would have greater flexibility to invest in its future and allow senior management of the Company to focus on the long-term interests of the Company without concern for the impact that any action might have on operating results or share price of the Company. The Rothmans see the Offer as an opportunity to create value for the stockholders of the Company through a premium purchase price.

    If the Merger is consummated, the Parent Stockholders' common equity interest in the Company would increase to 100% and the Parent Stockholders would be entitled to all benefits resulting from that interest. These benefits include control over management of the Company's business and any increase in its value. Similarly, the Parent Stockholders will also bear the risk of any losses incurred in the operation of the Company and any decrease in the value of the Company.

    Stockholders of the Company who sell their Shares in the Offer will cease to have any equity interest in the Company or to participate in its earnings and any future growth of the Company. If the Merger is consummated, the Company's stockholders will no longer have an equity interest in the Company and instead will have only the right to receive cash consideration pursuant to the Merger Agreement. Similarly, the stockholders of the Company will not bear the risk of any decrease in the value of the Company after selling their Shares in the Offer or the subsequent Merger.

    The acquisition of the public equity interest in 800-JR CIGAR has been structured as a cash tender offer followed by a cash merger in order, as promptly as possible, to provide the stockholders of 800-JR CIGAR with cash for all of their Shares and to transfer all equity interests of 800-JR CIGAR to the Purchaser.

    STOCKHOLDER APPROVAL. Under the DGCL, the approval of the Board of Directors of the Company and the affirmative vote of the holders of a majority of the outstanding Shares are required to adopt and approve the Merger Agreement and the transactions contemplated thereby. The Company has represented in the Merger Agreement that the execution and delivery of the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company's stockholders in accordance with the DGCL. In addition, the Company has represented that the affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock which is necessary to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Therefore, unless the Merger is consummated pursuant to the short-form merger provisions under the DGCL described below (in which case no further corporate action by the stockholders of the Company will be required to complete the Merger), the only remaining required corporate action of the Company will be the approval of the Merger Agreement and the transactions contemplated thereby by the affirmative vote of the holders of a majority of the Shares. The Purchaser intends to vote the Shares that it owns following the close of the Offer in favor of the Merger.

    SHORT-FORM MERGER. Section 253 of the DGCL provides that if a corporation owns at least 90% of the outstanding shares of each class of another corporation the corporation holding such stock may merge itself into such corporation without any action or vote on the part of the board of directors or the stockholders of such other corporation (a "SHORT-FORM MERGER"). In the event that the Purchaser acquires, in the aggregate, at least 90% of the outstanding Shares, pursuant to the Offer or otherwise, then, at the election of the Purchaser (subject to compliance with the provisions of Section 253 of the DGCL), a short-form merger could be effected without any approval of the Board of Directors of the Company or the stockholders of the Company. Even if the Purchaser does not own 90% of the outstanding Shares following consummation of the Offer, the Purchaser could seek to purchase additional Shares in the open market or otherwise in order to reach the 90% threshold and effect a short-form merger. The per share consideration paid for any Shares so acquired on the open market may be greater or less than that paid in the Offer. The Purchaser presently intends to effect a short-form merger following the closing of the Offer if permitted to do so under the DGCL.

7. THE MERGER AGREEMENT.

    THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ATTACHED HERETO AS ANNEX A.

    THE OFFER. Pursuant to the Merger Agreement, the Purchaser is obligated to commence the Offer as promptly as practicable after the date of the Merger Agreement. On the terms and subject to the conditions of the Offer and the Merger Agreement, the Purchaser will accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer prior to the expiration of the Offer, or any extension of it. The obligations of the Purchaser to accept for payment, and pay for, the Shares are subject to the conditions specified in "THE OFFER, Section 12--Conditions to the Offer." The Purchaser expressly reserves the right to waive any condition to the Offer or modify the terms of the Offer except that, without the consent of the Special Committee, the Purchaser may not (i) waive the Minimum Condition,
(ii) reduce the price per Share or change the form of consideration to be paid pursuant to the Offer, (iii) decrease the number of Shares sought pursuant to the Offer, (iv) add to the conditions set forth in "THE OFFER,
Section 12--Conditions to the Offer" or modify any such condition in any manner adverse to the holders of Shares or (v) otherwise amend the Offer in any manner adverse to the holders of Shares. Notwithstanding the foregoing, the Purchaser may, without the consent of the Company, (x) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (y) make available a "subsequent offering period," in accordance with Rule 14d-11 of the SEC, of not less than three nor greater than 20 business days, provided that the Purchaser shall extend the Offer following its initial expiration upon the prior written request of the Special Committee for such number of days as is necessary to satisfy the conditions to the Offer set forth in "THE OFFER, Section 12--Conditions to the Offer" but in no event shall the Purchaser be required to extend the Offer later than October 31, 2000.

    THE MERGER. The Merger Agreement provides that, on the terms and subject to the conditions set forth therein, following the expiration of the Offer, the Purchaser will be merged with and into the Company in accordance with the applicable provisions of the DGCL. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company will continue as the surviving corporation.

    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares,

    - each issued and outstanding share of capital stock of the Purchaser will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and will constitute the only outstanding shares of capital stock of the Surviving Corporation; and

    - each issued and outstanding Share immediately prior to the Effective Time (other than Shares owned by the Parent, the Purchaser or any other direct or indirect subsidiary of the Parent) shall be converted into the right to receive $13.00 in cash, or any higher price per Share paid pursuant to the Offer in cash (without interest).

    For a discussion of appraisal rights under the DGCL, see "SPECIAL FACTORS,
Section 8--Dissenters' Rights."

    STOCK PLANS. Pursuant to the Merger Agreement, prior to the Effective Time, the Company must use its reasonable efforts to take all actions necessary to provide for the cancellation, effective at the Effective Time, of all of the outstanding stock options ("OPTIONS") to purchase Shares granted under any stock option plan of the Company (the "STOCK PLANS"). Immediately prior to the Effective Time, the Company must use its reasonable efforts to ensure that each Option, whether or not then vested or exercisable, is no longer exercisable for the purchase of Shares but will instead entitle the holder of an Option, in cancellation and settlement of the Option, to a payment in cash (subject to any applicable withholding taxes), at the Effective Time, equal to the product of
(i) the total number of Shares subject to such Option whether or not then vested or exercisable and (ii) the excess of the Offer Price over the exercise price per Share subject to such Option. The Company must use its reasonable efforts to ensure that the Stock Plans will terminate as of the Effective Time and the provisions of any employee benefit plan providing for the issuance or grant of Shares will be deleted as of the Effective Time. The Company must take all reasonable steps to ensure that neither the Company nor any of its subsidiaries will be bound, as of the Effective Time, by any Options, other options, warrants, rights or agreements which would entitle any person, other than Parent or its affiliates, to own or purchase any capital stock of the Surviving Corporation or any of its subsidiaries. The Company must use its reasonable efforts to obtain any necessary consents to ensure that, after the Effective Time, the only rights of the holders of Options to purchase Shares in respect of such

Options will be to receive a cash payment described above in cancellation and settlement thereof. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and use its reasonable efforts to take all other actions necessary to provide for termination of the Company's Employee Stock Purchase Plan, and for the return of all employee contributions accumulated thereunder.

    REPRESENTATIONS AND WARRANTIES. In the Merger Agreement, the Company has made customary representations and warranties to the Parent and the Purchaser with respect to authority to enter into the Merger Agreement and receipt of the Fairness Opinion.

    In the Merger Agreement, each of the Parent and the Purchaser has made customary representations and warranties to the Company with respect to, among other things, corporate organization and qualification, organizational documents, authority to enter into the Merger Agreement, required filings and consents, no conflicts between the Merger Agreement and any applicable laws and any agreements to which either the Parent or the Purchaser or either of their assets may be bound, disclosures in tender offer documents, and availability of funds to consummate the Offer and brokers' fees.

    CONDITIONS TO THE MERGER. The respective obligations of the Parent and the Purchaser, on the one hand, and the Company, on the other hand, to effect the Merger are subject to the satisfaction of each of the following conditions:
(i) the Purchaser shall have commenced the Offer and shall have purchased, pursuant to the terms and conditions of the Offer, the Minimum Shares; (ii) if required by law in order to consummate the Merger, the Company shall have obtained the necessary stockholder approval (as described below); (iii) all material consents, waivers, approvals, authorizations or orders of third parties to the consummation of the Merger shall have been obtained; and (iv) no statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction or shall otherwise be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger, provided that in the case of a decree, injunction or other order, each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

    STOCKHOLDERS' MEETING; PROXY STATEMENT. If required by applicable law in order to consummate the Merger, the Company will (i) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable following the acceptance for payment and purchase of the Minimum Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of the Merger Agreement and (ii) prepare and file with the Commission, subject to the prior approval of the Purchaser (which approval shall not be unreasonably withheld), preliminary and final versions of a proxy statement (the "PROXY STATEMENT") and proxy and other filings relating to such stockholders' meeting as required by the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Subject to the terms of the Merger Agreement, the Company has agreed to include in the Proxy Statement the recommendation of the Board of Directors of the Company (based on the recommendation of the Special Committee) that stockholders of the Company vote in favor of the approval of the Merger and the adoption of the Merger Agreement. Notwithstanding the foregoing, the Purchaser may at its election execute a written consent approving the Merger and the Company shall notify stockholders of such action by the Purchaser in lieu of holding a stockholders meeting in accordance with the by-laws of the Company and
Section 228 of the DGCL and the Company shall prepare and file with the Commission, subject to the prior approval of the Purchaser (which approval shall not be unreasonably withheld), preliminary and final versions of an information statement as required by the Exchange Act.

    INDEMNIFICATION. The Merger Agreement provides that, from and after the Effective Time, in addition to any indemnification available to any officer or director by the Company, the Surviving Corporation shall to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the

"INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (i) arising out of or pertaining to the Merger Agreement or the transactions contemplated thereby or (ii) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement (including, without limitation, indemnification agreements with the Company's directors and officers) as in effect on the date of the Merger Agreement, in each case through the later of (x) six years from the date of the Merger Agreement and (y) the expiration of any statute of limitations applicable to such claim, action, suit or proceeding. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time),

    - any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation,

    - after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and

    - the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims.

    The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless an Indemnified Party, based on advice of counsel, reasonably believes that there may be, under applicable standards of professional conduct, a conflict of interest between the positions of any two or more Indemnified Parties.

    The Surviving Corporation has also agreed to honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time, and the Parent has agreed to guarantee the obligations of the Surviving Corporation in connection therewith. In addition, for a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms no less advantageous to such persons than those now applicable to directors and officers of the Company.

    CONTRIBUTION. Pursuant to the Merger Agreement, the Parent Stockholders have agreed that on or prior to the Expiration Date or any extension thereof, as the case may be, (i) the Parent Stockholders shall contribute the Parent Stockholder Shares and shall cause the Parent to contribute the Parent Stockholder Shares to the Purchaser, and (ii) the Parent Stockholders shall not take any action, or omit to take any action which they could reasonably be expected to take, if the taking of, or the omission to take, such action could reasonably be expected to adversely affect the ability of the Purchaser to consummate the Offer and the Merger. However, the Parent Stockholders shall only be required to make the Contribution if all of the conditions to the Offer set forth in "THE OFFER, Section 12--Conditions to the Offer" are satisfied unless the failure to satisfy such conditions is a result of the Parent Stockholders knowingly taking any action, or knowingly omitting to take any action which they could reasonably be expected to take, if the taking of, or the omission to take, such action could reasonably be expected to adversely affect the ability of the Purchaser to consummate the transactions contemplated by the Merger Agreement.

    TERMINATION. The Merger Agreement may be terminated and the transactions contemplated therein abandoned at any time prior to the Effective Time, whether before or after approval of the stockholders of the Company,

    - by mutual written consent of the Parent, the Purchaser and the Special Committee on behalf of the Company; or

    - by either the Parent or the Special Committee on behalf of the Company:

    (i) if the purchase of the Shares pursuant to the Offer is not consummated on or before October 31, 2000, unless the failure to consummate the Offer is the result of a breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; or

    (ii) if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

    - by the Parent or the Special Committee if the Special Committee determines in good faith that the Special Committee's fiduciary obligations under applicable law require the Special Committee to withdraw its recommendation of the Merger Agreement and the transactions contemplated thereby; or

    - by the Special Committee on behalf of the Company if (i) the Parent fails to commence the Offer, (ii) the Parent shall have terminated the Offer or permitted the Offer to expire without the purchase of Shares; or
      (iii) the Parent fails to purchase validly tendered Shares in violation of the terms of the Offer and the Merger Agreement; or

    - by either the Parent or the Special Committee if the Merger shall not have been consummated by January 31, 2001, provided that a party may not invoke this right if its failure to fulfill any obligation under the Merger Agreement results in the failure of the Merger to occur on or before such date; or

    - by the Special Committee, if there has been a material misrepresentation or breach of warranty in the representations and warranties made by the Parent or the Purchaser that cannot be cured at or prior to the Effective Time; or

    - by the Parent, if there has been a material misrepresentation or breach of warranty in the representations and warranties made by the Company that cannot be cured at or prior to the Effective Time; or

    - by the Parent or the Special Committee, if (i) the Special Committee shall have recommended to the stockholders of the Company (x) a transaction or series of transactions pursuant to which any person (or group of persons) other than the Purchaser or any affiliate of any thereof acquires or would acquire more than 35% of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (y) any acquisition or proposed acquisition of the Company or any of its subsidiaries by a merger or other business combination (including any so-called "merger of equals" and whether or not the Company or any of its subsidiaries is the entity surviving any such merger or business combination) or (z) any other transaction pursuant to which any third party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value equal to more than 35% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction (any of x, y and z above, referred to hereinafter as an "ALTERNATIVE TRANSACTION"); or (ii) a tender offer or exchange offer for 35% or more of the outstanding Shares is commenced (other than by the Purchaser or an affiliate of the Purchaser) and recommends that the stockholders of the Company tender their shares in such tender offer or exchange offer.

    In the event of such termination, except as described below, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of the Parent, the Purchaser or the Company.

8. DISSENTERS' RIGHTS.

APPRAISAL RIGHTS CANNOT BE EXERCISED AT THIS TIME. THE INFORMATION SET FORTH BELOW IS FOR INFORMATIONAL PURPOSES ONLY WITH RESPECT TO ALTERNATIVES AVAILABLE TO STOCKHOLDERS IF THE MERGER IS CONSUMMATED. STOCKHOLDERS WHO WILL BE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER WILL RECEIVE ADDITIONAL INFORMATION CONCERNING APPRAISAL RIGHTS AND THE PROCEDURES TO BE FOLLOWED IN CONNECTION THEREWITH BEFORE SUCH STOCKHOLDERS HAVE TO TAKE ANY ACTION RELATING THERETO.

STOCKHOLDERS WHO SELL SHARES IN THE OFFER WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE PRICE PAID IN THE OFFER THEREFOR.

    Under Section 262 of the DGCL, any holder of Shares at the Effective Time (a "REMAINING STOCKHOLDER") who does not wish to accept the Merger Consideration pursuant to the Merger will have the right to seek an appraisal and be paid the "fair value" of its Shares as of the Effective Time (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to it in cash provided that such holder complies with the provisions of such Section 262 of the DGCL.

    The following is a brief summary of the statutory procedures to be followed by a Remaining Stockholder in order to perfect appraisal rights under Delaware law. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262 of the DGCL, the text of which is set forth in ANNEX B hereto. Any Remaining Stockholder considering demanding appraisal is advised to consult legal counsel. Appraisal rights will not be available unless and until the Merger (or a similar merger) is consummated.

    Remaining Stockholders of record who desire to exercise their appraisal rights must fully satisfy all of the following conditions. A written demand for appraisal of Shares must be delivered to the Secretary of the Company
(i) before the taking of the vote on the adoption of the Merger Agreement, if the Merger is not being effected as a short-form merger but rather is being consummated following a vote thereon at a meeting of the Company's stockholders (a "LONG-FORM MERGER"), and in such case such Remaining Stockholder must not vote in favor of adoption of the Merger Agreement, or (ii) within 20 days after the date that the Surviving Corporation mails to the Remaining Stockholders a notice (the "NOTICE OF MERGER") to the effect that the Merger is effective and that appraisal rights are available (and includes in such notice a copy of Section 262 of the DGCL and any other information required thereby), if the Merger is being effected as a short-form merger without a vote or meeting of the Company's stockholders. If the Merger is effected as a long-form merger, a written demand for appraisal of Shares must be made in addition to and separate from any proxy abstaining from voting or any vote against adoption of the Merger Agreement, and neither voting against, abstaining from voting, nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

    In the case of a long-form merger, any stockholder seeking appraisal rights must (i) hold the Shares for which appraisal is sought on the date the demand is made, (ii) continuously hold such Shares through the Effective Time, and
(iii) otherwise comply with the provisions of Section 262 of the DGCL. In the case of both a short-form merger and a long-form merger, a demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificates. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

    A record owner, such as a broker, who holds Shares as a nominee for others, may exercise appraisal rights with respect to the Shares held for all or less than all beneficial owners of Shares as to which the holder is the record owner. In such case the written demand must set forth the number of Shares covered by such demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of any meeting of stockholders of the Company called to approve the Merger in the case of a long-form merger and within 20 days following the mailing of the Notice of Merger in the case of a short-form merger.

    Remaining Stockholders who elect to exercise appraisal rights must mail or deliver their written demands to: 800-JR CIGAR, Inc., 301 Route 10 East, Whippany, New York, 07981, Attn: Mr. Michael E. Colleton, General Counsel. The written demand for appraisal should specify the stockholder's name and mailing address, the number of Shares covered by the demand and that the stockholder is thereby demanding appraisal of such Shares.

    In the case of a long-form merger, the Company must, within ten days after the Effective Time, provide notice of the Effective Time to all stockholders who have demanded appraisal and complied with Section 262 of the DGCL and have not voted for adoption of the Merger Agreement. In the case of a long-form merger, Remaining Stockholders electing to exercise their appraisal rights under
Section 262 must not vote for the adoption of the Merger Agreement or consent thereto in writing. Voting in favor of the adoption of the Merger Agreement, or delivering a proxy in connection with the stockholders meeting called to adopt the Merger Agreement (unless the proxy votes against, or expressly abstains from the vote on, the adoption of the Merger Agreement), will constitute a waiver of the stockholder's right of appraisal and will nullify any written demand for appraisal submitted by the stockholder.

    Regardless of whether the Merger is effected as a long-form merger or a short-form merger, within 120 days after the Effective Time, either the Company or any stockholder who has demanded appraisal and complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Shares of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the Shares owned by such stockholders, determining the fair value of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In WEINBERGER V. UOP, INC., ET AL., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation." The Delaware Supreme Court has construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." However, the court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger."

    Remaining Stockholders who in the future consider seeking appraisal should have in mind that the fair value of their Shares determined under Section 262 could be more than, the same as, or less than the Merger Consideration if they do seek appraisal of their Shares, and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL.

    The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a dissenting stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Shares entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

    Any Remaining Stockholder who has duly demanded appraisal in compliance with
Section 262 of the DGCL will not, after the Effective Time, be entitled to vote the Shares for any purpose, subject to such demand, or to receive payment of dividends or other distributions on such Shares, except for dividends or other distributions payable to stockholders of record at a date prior to the Effective Time.

    At any time within 60 days after the Effective Time, any former holder of Shares shall have the right to withdraw his or her demand for appraisal and to accept the Merger Consideration. After this period, such holder may withdraw his or her demand for appraisal only with the consent of the Company as the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, stockholders' rights to appraisal shall cease and all stockholders shall be entitled to receive the Merger Consideration. Inasmuch as the Company has no obligation to file such a petition, and Parent has no present intention to cause or permit the Surviving Corporation to do so, any stockholder who desires such a petition to be filed is advised to file such petition on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

    Failure to take any required step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights. The Purchaser and the Parent do not intend to grant unaffiliated stockholders of the Company access to its corporate files or obtain and pay for counsel or appraisal services on the behalf of such holders.

                                   THE OFFER

1. TERMS OF THE OFFER.

    Upon the terms and subject to the conditions of the Offer, the Purchaser will accept for payment and pay for all Shares validly tendered, and not withdrawn, promptly after the Expiration Date. The term "Expiration Date" shall mean 12:00 Midnight, New York City time, on Tuesday, September 26, 2000, unless and until the Purchaser, in accordance with the terms of the Merger Agreement, shall have extended the period of time for which the Offer is open (but not including any Subsequent Offering Period as defined below), in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, shall expire.

    The Offer is subject to the satisfaction of certain conditions, including, among others, the satisfaction of the Minimum Condition. See "THE OFFER,
Section 12--Conditions to the Offer," which sets forth in full the conditions to the Offer. If the Minimum Condition is not satisfied or any of the other events set forth in Section 12 shall have occurred or shall be determined by the Purchaser to have occurred prior to the Expiration Date, the Purchaser reserves the right (but shall not be obligated), subject to the terms of the Merger Agreement and subject to complying with applicable rules and regulations of the Commission, to (i) decline to purchase any of the Shares tendered in the Offer, terminate the Offer and return all tendered Shares to the tendering stockholders, (ii) waive any or all conditions to the Offer and, to the extent permitted by applicable law, purchase all Shares validly tendered, (iii) extend the Offer and, subject to the right of stockholders to withdraw Shares until the Expiration Date, retain the Shares that have been tendered during the period or periods for which the Offer is extended or (iv) amend the Offer.

    However, under the Merger Agreement, Purchaser has agreed that, without the prior written consent of the Special Committee, it will not (i) waive the Minimum Condition, (ii) reduce the price per Share or change the form of consideration to be paid pursuant to the Offer, (iii) decrease the number of shares sought pursuant to the Offer, (iv) add to the conditions set forth in the Merger Agreement or modify any condition set forth in the Merger Agreement in any manner adverse to the holders of Shares or (v) otherwise amend the Offer in any manner adverse to the holders of Shares.

    Pursuant to the Merger Agreement, Purchaser may, without the consent of the Company, extend the Offer for any period required by any rule or regulation of the Commission applicable to the Offer.

    Under the terms of the Merger Agreement, the Purchaser must, upon the prior written request of the Special Committee, extend the expiration date of the Offer for such number of days as is necessary to satisfy the conditions to the Offer set forth in Section 12 but in no event shall the Purchaser be required to extend the Offer later than October 31, 2000.

    Any extension, amendment or termination of the Offer will be followed, as promptly as practicable, by public announcement thereof. The announcement in the case of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date in accordance with the public announcement requirements of Rule 14d-4(d) under the Exchange Act. Without limiting the obligation of the Purchaser under such Rule or the manner in which the Purchaser may choose to make any public announcement, the Purchaser currently intends to make any such announcements by issuing a press release to the Dow Jones News Service or as otherwise may be required by applicable law.

    Pursuant to, but subject to certain conditions in the Merger Agreement, the Purchaser has agreed to accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as permitted under applicable law and pay for such Shares promptly thereafter.

    If, subject to the Merger Agreement, the Purchaser makes a material change to the terms of the Offer or the information concerning the Offer or waives a material condition of the Offer, the Purchaser will disseminate additional tender offer materials and extend the Offer to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances then existing, including the relative materiality of the changed terms or information. In the Commission's view, an offer must remain open for a minimum period of time following a material change to the terms of the Offer and that waiver of a material condition is a material change to the terms of the Offer. The Commission has stated that an offer should remain open for a minimum of five (5) business days from the date a material change is first published, or sent or given to security holders and that, if material changes are made with respect to information not materially less significant than the offer price and the number of shares being sought, a minimum of ten (10) business days may be required to allow adequate dissemination and investor response. The requirement to extend the Offer will not apply to the extent that the number of business days remaining between the occurrence of the change and the then-scheduled Expiration Date equals or exceeds the minimum extension period that would be required because of such amendment.

    Pursuant to Rule 14d-11 under the Exchange Act, the Purchaser may, subject to certain conditions, provide a subsequent offering period of from three business days to twenty business days in length following the purchase of Shares on the Expiration Date (the "SUBSEQUENT OFFERING PERIOD"). The Purchaser does not currently intend to provide a Subsequent Offering Period, but it reserves the right to do so in its discretion. The Subsequent Offering Period, if applicable, will be at least three days and, if the Parent and the Purchaser own less than 90% of the outstanding Shares following expiration of the initial offering period and the purchase of all Shares tendered pursuant to the Offer during that period and the first three days of the subsequent Offering Period, the Purchaser will extend the Subsequent Offering Period until the earlier of
(i) twenty business days from the Expiration Date and (ii) the time at which the Parent and the Purchaser become the owner of at least 90% of the outstanding Shares so that a short-form merger can be effected. A Subsequent Offering Period is an additional period of time, following the expiration of the Offer and the purchase of Shares in the Offer, during which stockholders may tender Shares that had not been purchased in the Offer. A Subsequent Offering Period is not an extension of the Offer which already will have been completed.

    During a Subsequent Offering Period, if applicable, tendering stockholders will not have withdrawal rights and Purchaser will promptly purchase and pay for any Shares tendered at the same price paid in the Offer. Rule 14d-11 provides that the Purchaser may provide a Subsequent Offering Period so long as, among other things, (i) the initial twenty business days period of the Offer has expired; (ii) the Purchaser offers the same form and amount of consideration for Shares in the Subsequent Offering Period as in the Offer; (iii) the Purchaser accepts and promptly pays for all Shares tendered pursuant to the Offer prior to the Expiration Date; (iv) the Purchaser announces the results of the Offer, including the approximate number and percentage of Shares deposited in the Offer, no later than 9:00 a.m. Eastern time on the next business day after the Expiration Date and immediately begins the Subsequent Offering Period; and
(v) the Purchaser immediately accepts and promptly pays for Shares as they are tendered during the Subsequent Offering Period. In the event the Purchaser elects to extend the Subsequent Offering Period, it will notify stockholders of the Company consistent with the requirements of the Commission.

    The Company has provided the Purchaser with the Company's stockholder lists and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase and the related Letter of Transmittal will be mailed by the Purchaser to record holders of Shares and will be furnished by the Purchaser to brokers, dealers, banks and similar persons whose names, or the names of whose nominees, appear on the stockholder lists or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares.

2. ACCEPTANCE FOR PAYMENT.

    Upon the terms and subject to the conditions to the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment, and during the Subsequent Offering Period, if applicable), the Purchaser will accept for payment and will pay, promptly after the Expiration Date, and during the Subsequent Offering Period, if applicable, promptly after tender, for all Shares validly tendered prior to the Expiration Date and not properly withdrawn in accordance with Section 4. All determinations concerning the satisfaction of such terms and conditions will be within the Purchaser's sole discretion, which determinations will be final and binding. The Purchaser expressly reserves the right, in its sole discretion, to delay acceptance for payment of, or subject to the applicable rules of the Commission, payment for, Shares in order to comply in whole or in part with any applicable law. See "THE OFFER, Section 1--Terms of the Offer and Section 12--Conditions to the Offer."

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares (or a timely Book-Entry Confirmation (as defined below) with respect thereto), (ii) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined below), and
(iii) any other documents required by the Letter of Transmittal. The per share consideration paid to any holder of Shares pursuant to the Offer will be the highest per share consideration paid to any other holder of such Shares pursuant to the Offer.

    The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Purchaser may enforce such agreement against the participant.

    For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares properly tendered to the Purchaser and not withdrawn, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance for payment of such Shares. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payment from the Purchaser and transmitting payment to tendering stockholders. Upon the deposit of funds with the Depositary for the purpose of making payments to tendering stockholders, the Purchaser's obligation to make such payment shall be satisfied, and tendering stockholders must thereafter look solely to the Depositary for payment of amounts owed to them by reason of the acceptance for payment of Shares pursuant to the Offer.

    UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY THE PURCHASER FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    If the Purchaser is delayed in its acceptance for payment of, or payment for, Shares or is unable to accept for payment, or pay for, Shares pursuant to the Offer for any reason, then, without prejudice to the Purchaser's rights under the Offer (including such rights as are set forth in Sections 1 and 14) (but subject to compliance with Rule 14e-1(c) under the Exchange Act), the Depositary may, nevertheless, on behalf of the Purchaser, retain tendered Shares, and such Shares may not be withdrawn except to the extent tendering stockholders are entitled to exercise, and duly exercise, withdrawal rights as described in Section 4.

    If any tendered Shares are not accepted for payment pursuant to the Offer for any reason, or if certificates are submitted representing more Shares than are tendered, certificates representing Shares not tendered or not accepted for purchase will be returned to the tendering stockholder, or such other person as the tendering stockholder shall specify in the Letter of Transmittal, as promptly as practicable following the expiration, termination or withdrawal of the Offer. In the case of Shares delivered by book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3, such Shares will be credited to such account maintained at a Book-Entry Transfer Facility as the tendering stockholder shall specify in the Letter of Transmittal, as promptly as practicable following the expiration, termination or withdrawal of the Offer. If no such instructions are given with respect to Shares delivered by book-entry transfer, any such Shares not tendered or not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated in the Letter of Transmittal as the account from which such Shares were delivered.

3. PROCEDURE FOR TENDERING SHARES.

    VALID TENDER. Except as set forth below, for Shares to be validly tendered pursuant to the Offer, either (i) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any required signature guarantees, or in the case of a book-entry transfer, an Agent's Message (as defined below), and any other required documents, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date and either certificates for tendered Shares must be received by the Depositary at one of such addresses or such Shares must be delivered pursuant to the procedures for book-entry transfer set forth below (and a Book-Entry Confirmation (as defined below) received by the Depositary), in each case prior to the Expiration Date, or (ii) the tendering stockholder must comply with the guaranteed delivery procedures set forth below.

THE METHOD OF DELIVERY OF SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH A BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    BOOK-ENTRY TRANSFER. The Depositary will establish accounts with respect to the Shares at The Depository Trust Company (the "BOOK-ENTRY TRANSFER FACILITY") for purposes of the Offer within two (2) business days after the date of this Offer to Purchase. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with the Book-Entry Transfer Facility's procedure for such transfer. However, although delivery of Shares may be effected through book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message, and any other required documents must, in any case, be transmitted to, and received by, the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date, or the tendering stockholder must comply with the guaranteed delivery procedures described below. The confirmation of a book-entry transfer of Shares into the Depositary's account at the Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." REQUIRED DOCUMENTS MUST BE TRANSMITTED TO AND RECEIVED BY THE DEPOSITARY AT ONE OF ITS ADDRESSES SET FORTH ON THE BACK COVER PAGE OF THIS OFFER TO PURCHASE. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

    SIGNATURE GUARANTEES. No signature guarantee is required on the Letter of Transmittal (i) if the Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Section, includes any participant in any of the Book Entry Transfer Facilities' systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or (ii) if such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "ELIGIBLE INSTITUTION" and, collectively, "ELIGIBLE INSTITUTIONS"). In all other cases, all signatures on Letters of Transmittal must be guaranteed by an Eligible Institution. See Instructions 1 and 5 to the Letter of Transmittal. If the certificates for Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made, or certificates for Shares not tendered or not accepted for payment are to be returned, to a person other than the registered holder of the certificates surrendered, then the tendered certificates for such Shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name or names of the registered holders or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as aforesaid. See Instruction 5 to the Letter of Transmittal.

    GUARANTEED DELIVERY. If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's certificates for Shares are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such stockholder's tender may be effected if all the following conditions are met:

    (i) such tender is made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Purchaser, is received by the Depositary, as provided below, prior to the Expiration Date; and

   (iii) the certificates for (or a Book-Entry Confirmation with respect to) such Shares, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents, are received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery. A "trading day" is any day on which the Nasdaq National Market, operated by the National Association of Securities Dealers, Inc., is open for business.

    OTHER REQUIREMENTS. The Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery distributed with this Offer to Purchase.

    Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for (or a timely Book-Entry Confirmation with respect to) such Shares, (ii) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY THE PURCHASER FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    APPOINTMENT AS PROXY. By executing the Letter of Transmittal as set forth above (including delivery through an Agent's Message) the tendering stockholder will irrevocably appoint designees of the Purchaser as such stockholder's attorneys-in-fact and proxies, in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of such stockholder's rights with respect to the Shares tendered by such stockholder and accepted for payment by the Purchaser, and with respect to any and all non-cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect of such Shares on or after August 29, 2000 (collectively, "DISTRIBUTIONS"). All such proxies will be considered coupled with an interest in the tendered Shares. Such appointment will be effective if and when, and only to the extent that, the Purchaser accepts for payment Shares tendered by such stockholder as provided herein. All such powers of attorney and proxies will be irrevocable and will be deemed granted in consideration of the acceptance for payment of Shares tendered in accordance with the terms of the Offer. Upon such appointment, all prior powers of attorney, proxies and consents given by such stockholder with respect to such Shares (and any and all Distributions) will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by such stockholder (and, if given, will not be deemed effective). The designees of the Purchaser will thereby be empowered to exercise all voting and other rights with respect to such Shares (and any and all Distributions), including, without limitation, in respect of any annual or special meeting of the Company's stockholders (and any adjournment or postponement thereof), actions by written consent in lieu of any such meeting or otherwise, as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper. The Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon the Purchaser's acceptance for payment of such Shares, the Purchaser must be able to exercise full voting, consent and other rights with respect to such Shares (and any and all Distributions), including voting at any meeting of stockholders.

    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Purchaser, in its sole discretion, which determination will be final and binding. The Purchaser reserves the absolute right to reject any or all tenders of any Shares determined by it not to be in proper form or the acceptance for payment of which, or payment for which, may, in the opinion of the Purchaser's counsel, be unlawful. The Purchaser also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of Shares will be deemed to have been validly made until all defects or irregularities relating thereto have been cured or waived. None of the Purchaser, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

    BINDING AGREEMENT. The Purchaser's acceptance for payment of Shares tendered in response to the Offer will constitute a binding agreement by the tendering stockholder to sell, and by the Purchaser to purchase, the tendered Shares on the terms and subject to the conditions of the Offer.

4. WITHDRAWAL RIGHTS.

    Except as otherwise provided in this Section 4, tenders of Shares are irrevocable. Shares tendered pursuant to the Offer may be withdrawn pursuant to the procedures set forth below at any time prior to the Expiration Date and, unless theretofore accepted for payment and paid for by the Purchaser pursuant to the Offer, may also be withdrawn at any time after October 27, 2000.

    For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of the Shares to be withdrawn, if different from the name of the person who tendered the Shares. If certificates for Shares have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless such Shares have been tendered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If Shares have been delivered pursuant to the procedures for book-entry transfer as set forth in Section 3, any notice of withdrawal must also specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with such Book-Entry Transfer Facility's procedures. Withdrawals of tenders of Shares may not be rescinded, and any Shares properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Shares may be tendered by again following one of the procedures described in
Section 3 any time prior to the Expiration Date.

    If the Purchaser extends the Offer, is delayed in its acceptance of Shares for payment or is unable to accept Shares for payment for any reason, then, without prejudice to the Purchaser's rights under the Offer, the Depositary may, nevertheless, retain tendered Shares on behalf of the Purchaser, and those Shares not withdrawn except to the extent that tendering stockholders are entitled to withdraw them as described in this Section 4. Any such delay will be accompanied by an extension of the Offer to the extent required by law. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Purchaser, in its sole discretion, which determination will be final and binding. None of the Purchaser, the Depositary, the Information Agent, First Union or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

5. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

    The following is a summary of certain United States federal income tax consequences of the Offer and the Merger to beneficial holders of Shares whose Shares are tendered and accepted for payment pursuant to the Offer or whose Shares are converted to cash in the Merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to beneficial holders of Shares. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), existing, proposed and temporary regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change. The discussion applies only to beneficial holders of Shares in whose hands Shares are capital assets within the meaning of
Section 1221 of the Code and may not apply to Shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of beneficial holders of Shares (such as insurance companies, tax-exempt organizations, holders who hold Shares are part of a straddle or conversion transaction or other arrangement involving more than one position, holders whose "functional currency" is not the U.S. dollar, holders who have a principal place of business or "tax home" outside the United States, financial institutions and broker-dealers) who may be subject to special rules. This discussion does not discuss the federal income tax consequences to a beneficial holder of Shares who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws.

BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH BENEFICIAL HOLDER OF SHARES SHOULD CONSULT WITH SUCH BENEFICIAL HOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH BENEFICIAL HOLDER AND THE PARTICULAR TAX EFFECTS TO SUCH BENEFICIAL HOLDER OF THE OFFER AND THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

    The receipt of cash for Shares pursuant to the Offer or the Merger will be a taxable transaction for United States federal income tax purposes and possibly for state and local income tax purposes as well. In general, a stockholder who sells Shares pursuant to the Offer or receives cash in exchange for Shares pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the Shares sold pursuant to the Offer or surrendered for cash pursuant to the Merger. Gain or loss will be determined separately for each block of Shares (I.E., Shares acquired at the same cost in a single transaction) tendered pursuant to the Offer or surrendered for cash pursuant to the Merger. Such gain or loss will be capital gain or loss.

    Net capital gain recognized by non-corporate taxpayers from the sale of property held more than one year will generally be taxed at a rate not to exceed 20% for U.S. federal income tax purposes. Net capital gain from property held for one year or less will be subject to tax at ordinary income tax rates. In addition, capital gains recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of capital losses against ordinary income.

    The receipt of cash pursuant to the exercise by a holder of Shares of appraisal rights, if any, under the DGCL, will be a taxable transaction. We encourage any holder of Shares considering the exercise of any appraisal rights to consult a tax advisor to determine the tax consequence of exercising such appraisal rights.

    Certain noncorporate holders of Shares may be subject to backup withholding at a rate of 31% on cash payments received pursuant to the Offer or the Merger. Backup withholding will not apply, however, to a holder of Shares who furnishes a taxpayer identification number ("TIN") and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A holder of Shares who fails to provide the correct TIN on Form W-9 may be subject to a $50.00 penalty imposed by the Internal Revenue Service.

6. PRICE RANGE OF THE SHARES; DIVIDENDS ON THE SHARES.

    The Shares are quoted on the Nasdaq National Market under the symbol "JRJR". The following table sets forth, for each of the fiscal quarters indicated, the high and low reported closing sales price per Share on the Nasdaq National Market.

                                                                                COMMON STOCK
                                                              ------------------------------------------------
                                                                       HIGH                      LOW
                                                              -----------------------   ----------------------
Fiscal Year Ended December 31, 1997.........................
  Second Quarter (commencing June 26, 1997).................  $                 21.50                    19.00
  Third Quarter.............................................                    37.00                    20.00
  Fourth Quarter............................................                    38.75                    20.00

Fiscal Year Ending December 31, 1998
  First Quarter.............................................  $                 29.25   $                19.25
  Second Quarter............................................                    24.25                    17.75
  Third Quarter.............................................                    22.75                    10.25
  Fourth Quarter............................................                    23.25                     9.44

Fiscal Year Ending December 31, 1999
  First Quarter.............................................  $                 23.25   $                 7.25
  Second Quarter............................................                    12.81                     7.44
  Third Quarter.............................................                    12.75                     9.25
  Fourth Quarter............................................                    10.63                     7.56

Fiscal Year Ending December 31, 2000
  First Quarter.............................................  $                 10.00   $                 8.25
  Second Quarter............................................                    10.69                     9.13
  Third Quarter (through August 25, 2000)...................                    10.94                     9.88

    On August 25, 2000, the last trading day prior to the announcement of the execution of the Merger Agreement, the closing price per Share of the Shares, as reported by the Nasdaq National Market System was $10.75. On August 28, 2000, the last full day of trading prior to the commencement of the Offer, the closing price per Share of the Shares, as reported by the Nasdaq National Market System was $12.88.

    The Company did not declare or pay any cash dividends during any of the periods indicated in the above table.

7. EFFECT OF THE OFFER ON THE MARKET FOR THE SHARES; STOCK LISTING; EXCHANGE ACT REGISTRATION.

    MARKET FOR THE SHARES. The purchase of Shares by the Purchaser pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and will reduce the number of holders of Shares, which, depending upon the number of Shares so purchased, could adversely affect the liquidity and market value of the remaining Shares held by the public. The Purchaser cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Shares or whether it would cause future market prices to be greater or less than the Offer Price.

    NASDAQ QUOTATION. Depending upon the number of Shares purchased pursuant to the Offer, the Shares may no longer meet the requirements for continued inclusion in the Nasdaq National Market. The published guidelines of the Nasdaq National Market indicate that the Nasdaq National Market would consider delisting the Shares if, among other things, (i) there should be fewer than two registered and active market makers providing quotations for the Shares;
(ii) the net tangible assets of 800-JR CIGAR should fall below $35,000,000, and the net income of 800-JR CIGAR should fall below $500,000 in the most recently completed fiscal year and in more than one of the last three most recently completed fiscal years; (iii) the minimum bid price for Shares should fall below $1 per Share;
(iv) in the case of common stock, the number of round lot holders of Shares should fall below 300; (v) in the case of common stock, the number of publicly held Shares should fall below 500,000, or the aggregate market value of publicly held Shares should fall below $1,000,000. If the foregoing standards are not met, the Shares would no longer be admitted to quotation on the Nasdaq National Market. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the Shares are not considered as being publicly held for this purpose. If the Nasdaq National Market were to cease to publish quotations for the Shares, it is possible that the Shares would continue to trade as a Nasdaq SmallCap stock or otherwise in the over-the-counter market and that prices or other quotations would be reported by other sources. The extent of the public market for such Shares and the availability of such quotations would depend, however, upon such factors as the number of stockholders and/or the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration under the Exchange Act, as described below, and other factors.

    EXCHANGE ACT REGISTRATION. The Shares are currently registered under the Exchange Act. Registration of the Shares under the Exchange Act may be terminated upon application of the Company to the Commission if the Shares are not listed on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market and are not held by 300 or more holders of record. If registration is terminated, the Shares would no longer be eligible to be quoted on the Nasdaq Stock Market. Termination of registration of the Shares under the Exchange Act, assuming there are no other securities of the Company subject to registration, would substantially reduce the information required to be furnished by the Company to its stockholders and to the Commission and would make certain provisions of the Exchange Act, such as the requirement of filing an annual report on Form 10-K with the Commission, and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the Company. Furthermore, the ability of "affiliates" of the Company and persons holding "restricted securities" of the Company to dispose of such securities pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), may be impaired or eliminated.

    The Purchaser shall seek delisting of the Shares from the Nasdaq National Market and the termination of the registration of the Shares under the Exchange Act following consummation of the Offer and the Merger.

8. CERTAIN INFORMATION CONCERNING THE COMPANY.

    GENERAL. The information concerning the Company contained in this Offer to Purchase, including that set forth below under the caption "Selected Financial Information," has been furnished by the Company or has been taken from or based upon publicly available documents and records on file with the Commission and other public sources. The Parent and the Purchaser do not assume responsibility for the accuracy or completeness of the information concerning the Company contained in such documents and records or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to the Parent and the Purchaser.

    The Company is one of the largest distributors and retailers of brand name premium cigars in the United States. The Company's primary products consist of premium cigars, mass market cigars and cigarettes, which are distributed to retail and wholesale customers. The Company's highest gross margins are generated from the sale of premium cigars (imported, hand-made and hand-rolled cigars made with long filler and all natural tobacco leaf) and, because of these high margins, the Company has targeted premium cigars as its primary growth vehicle. The Company's premium cigars consist of approximately 150 brands of which 52 are the Company's proprietary or licensed brands. Among the Company's proprietary and licensed products are nationally recognized brand names such as Belinda-Registered Trademark-, Bolivar-Registered Trademark-, Casa Blanca-Registered Trademark-, El Rey del Mundo-Registered Trademark-, Jose Marti-TM-, J.R. Alternative-Registered Trademark-, J.R.
Ultimate-Registered Trademark-, La Finca-Registered Trademark-, Romeo y Julieta-TM-, and Santa Clara-Registered Trademark-. The Company is the largest customer for each of the world's leading cigar manufacturers, including Consolidated Cigar Holdings, Inc., General Cigar Holdings, Inc., Swisher International, Inc. and Villazon & Company, Inc.

    The Company is a holding company owning 100% of the outstanding capital stock of each of J.R. Tobacco of America, Inc., Santa Clara, N.A., Inc., J.N.R. Grocery Corp., J.R. Tobacco NC, Inc., J&R Tobacco (New Jersey) Corp., J.R.Tobacco Company of Michigan, Inc., J.R.-46th Street, Inc., J.R. Tobacco Outlet, Inc., J.R. Statesville, Inc., J R Cigar (DC), Inc., J.R. Tobacco of Burlington, Inc., Casa Blanca, Inc. and jrcigars.com, Inc.

    The Company is well known for its cigar business, principally the sale of premium cigars, at discounted prices. Associated sales of other discount products, including cigarettes, general merchandise, fragrances and other tobacco related products, benefit from this recognition. The principal offices of the Company are located at 301 Route 10 East, Whippany, New Jersey 07981. The telephone number of the Company at such location is (973) 884-9555.

    HISTORICAL FINANCIAL DATA. Set forth below is the historical financial data of the Company as of December 31, 1999 and for each of the two years ending December 31, 1998 and 1999, derived from the audited consolidated financial statements from the Company's Annual Reports on Form 10-K for the years ended December 31, 1998 and 1999. The historical financial data of the Company as of June 30, 2000 and for the fiscal quarter ended June 30, 2000 are unaudited and have been derived from the unaudited consolidated financial statements from the Company's Quarterly Report on Form 10-Q filed with the Commission on August 9, 2000. The information contained in these tables should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto included in the Company's Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the years ended December 31, 1998 and 1999 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000. The following summary is qualified in its entirety by reference to such reports and all of the financial information contained therein. Such reports may be inspected and copies may be obtained from the Commission by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information relating to the Company which have been filed via the EDGAR System.

                                                               SIX MONTHS            YEAR ENDED
                                                                  ENDED             DECEMBER 31,
                                                                JUNE 30,      -------------------------
                                                                  2000           1999          1998
                                                              -------------   -----------   -----------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                              AMOUNTS)
SUMMARY OF OPERATIONS
Net sales...................................................    $150,680       $317,001      $286,512
Gross profit................................................      25,706         52,295        52,795
Operating income (loss).....................................       8,408         19,566        22,451
Net income (loss)...........................................       5,295         11,881        13,734
Basic and diluted income (loss) per share...................         .44            .96          1.08

BALANCE SHEET DATA
Current assets..............................................    $ 65,925       $ 64,768      $ 76,682
Total assets................................................     101,838        101,501       104,672
Current liabilities.........................................      18,206         22,195        26,035
Total liabilities...........................................      18,206         22,195        31,002
Stockholders' equity........................................      83,632         79,306        73,670

    The Company's book value per share was $7.05 at June 30, 2000.

    BENEFICIAL OWNERSHIP OF COMMON STOCK. The following table sets forth as of August 28, 2000, the number of Shares beneficially owned by the directors and executive officers of the Company.

                                                                                       PERCENTAGE OF
NAME OF BENEFICIAL OWNER                    TITLE               AMOUNT OF SHARES         OWNERSHIP
------------------------        ------------------------------  ----------------       -------------
Lewis I. Rothman..............  Chief Executive Officer,           7,400,000(1)(2)(3)      61.9%
                                President and Chairman of the
                                Board

LaVonda M. Rothman............  Executive Vice President,          7,400,000(1)(2)(3)      61.9%
                                Secretary and Director

Michael E. Colleton...........  Chief Financial Officer               35,000(4)               *

Jane Vargas...................  Vice President and Director           35,000(4)               *

Maureen A. Colleton...........  Director                              35,000(4)               *

John F. Barry, Jr.............  Director                               8,000(5)               *

John Oliva, Sr................  Director                              59,900(5)               *

Bernard Rosenblum.............  Director                               4,000(6)               *

All Executive Officers and
  Directors as a group
  (8 persons).................                                     7,576,900               62.7%(7)

------------------------

*   Less than one percent.

(1) Includes 3,387,920 shares owned by Lewis I. Rothman and 3,387,920 shares owned by LaVonda M. Rothman.

(2) Includes (i)131,040 Shares held by LaVonda M. Rothman and Lewis I. Rothman, Trustees and Samuel Bornstein as Special Trustee of a trust f/b/o Shane Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor, (ii) 131,040 Shares held by LaVonda M. Rothman and Lewis
    I. Rothman, Trustees, and Samuel Bornstein as Special Trustee of a trust f/b/o Marni Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor, (iii) 131,040 Shares held by LaVonda M. Rothman and Lewis I. Rothman, Trustees and Samuel Bornstein as Special Trustee of trust f/b/o Samantha Rothman created under a trust agreement dated
    November 1, 1994, Lewis I. Rothman, Grantor and (iv) 131,040 Shares held by LaVonda M. Rothman and Lewis I. Rothman, Trustees and Samuel Bornstein as Special Trustee of a trust f/b/o Luke Rothman created under a trust agreement dated November 1, 1994, Lewis I. Rothman, Grantor. Does not include 2,000,000 Shares owned by the 1998 Trust, Samuel Bornstein, Trustee, as to which the named person disclaims beneficial ownership.

(3) Includes 50,000 Shares underlying options exercisable as of August 28, 2000 granted to Lewis I. Rothman and 50,000 Shares underlying options exercisable as of August 28, 2000 granted to LaVonda M. Rothman.

(4) Includes 35,000 Shares underlying options exercisable as of August 28, 2000.

(5) Includes 8,000 Shares underlying options exercisable as of August 28, 2000.

(6) Includes 4,000 Shares underlying options exercisable as of August 28, 2000.

(7) Based upon 11,862,299 Shares issued and outstanding on August 4, 2000 and assumes the exercise of 225,000 Shares underlying stock options held by executive officers and directors of the Company.

    None of the executive officers and directors of the Company named above has effected any transaction in the Shares during the past 60 days. Each executive officer and director of the Company named above (other than the Rothmans) intends to tender the Shares beneficially owned by such person pursuant to the Offer. The Rothmans, in their capacity as trustees for the Other Rothman Trusts, do not intend to tender the Shares that are held by the Other Rothman Trusts.

9. CERTAIN INFORMATION CONCERNING THE PARENT STOCKHOLDERS, THE PARENT AND THE PURCHASER.

    The Parent and the Purchaser are Delaware corporations formed by the Rothmans on July 21, 2000 for the purpose of consummating the Offer and the Merger. The outstanding shares of capital stock of the Parent are owned 38.6% by Lewis I. Rothman, 38.6% by LaVonda M. Rothman and 22.8% by the 1998 Trust. Since their formation, the Purchaser and the Parent have not carried on any activities other than in connection with the Offer and the Merger. Immediately prior to the Expiration Date, the Parent Stockholders intend to contribute the Parent Stockholder Shares to the Parent, and the Parent in turn will contribute the Parent Stockholder Shares to the Purchaser (the "CONTRIBUTION"). The Shares held by the Other Rothman Trusts will not be contributed to either the Parent or the Purchaser. As a result of the Contribution, the Purchaser will own 8,775,840 Shares, or approximately 74% of the outstanding Shares. None of the Parent Stockholders, the Parent or Purchaser has effected any transaction in Shares during the past 60 days.

    The principal offices of the Parent and the Purchaser are located at 301 Route 10 East, Whippany, New Jersey 07981. The telephone number of the Parent and the Purchaser at such location is (973) 884-9555 x2110. Neither the Parent nor the Purchaser is subject to the informational filing requirements of the Exchange Act.

    Lewis I. Rothman has served as the President and LaVonda M. Rothman has served as the Vice President, Secretary and Treasurer of each of the Parent and the Purchaser since their formation. The combined net worth of the Rothmans is in excess of $100 million, which includes an equity interest in the Company valued at approximately $78.5 million based upon a closing price per Share of $10.75 on August 25, 2000.

    Lewis I. Rothman has been the President, Chief Executive Officer and Chairman of the Board of the Company since its formation in March 1997 and President, Chief Executive Officer and a director of each of the Company's predecessor entities since 1970. LaVonda M. Rothman has been the Executive Vice President, Secretary and a director of the Company since its formation
March 1997 and the Executive Vice President, Secretary and a director of each of the Company's predecessor entities since 1970. Lewis I. and LaVonda M. Rothman are married. The Rothmans are U.S. citizens.

    The 1998 Trust was established under the laws of the State of New Jersey on November 10, 1998. The trustee of the 1998 Trust is Samuel Bornstein. The address of the 1998 Trust is c/o Mr. Bornstein, East Lake Road, Tuxedo, New York 10987.

    During the past five years, none of the Parent Stockholders, the Parent or the Purchaser or any of their respective executive officers and directors has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to United States Federal or state securities laws or finding any violation with respect to such laws.

    Other than the Bridge Credit Agreement and Permanent Credit Agreement (each as hereinafter defined) for the funding of the purchase of Shares pursuant to the Offer described in "THE OFFER, Section 10--Source and Amount of Funds," none of the Parent, the Purchaser or any of their respective executive officers and directors currently has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of the Company, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

    The Rothmans, the Parent and the Purchaser have jointly filed with the Commission a Schedule TO that contains additional information with respect to the Offer. The Schedule TO, and any amendments thereto, may be examined and copies may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Schedule TO, which has been jointly filed by the Rothmans, the Parent and the Purchaser with the Commission via the EDGAR System, can also be obtained by accessing the Commission's web site at http://www.sec.gov.

10. SOURCE AND AMOUNT OF FUNDS.

    The Offer is conditioned upon receipt by the Purchaser of a bridge loan in an amount sufficient to pay the purchase price. Assuming that the Purchaser purchases 3,086,459 Shares pursuant to the Offer at a purchase price of $13.00 per Share, net to the sellers in cash, the Purchaser expects the maximum aggregate cost, including all fees and expenses applicable to the Offer and the Merger, to be approximately $43.5 million.

    Subject to the terms and conditions contained therein, the Purchaser will receive a bank loan in an amount up to $55,000,000 (the "BRIDGE LOAN") from a group of three lenders comprised of The Chase Manhattan Bank ("CHASE"), Fleet Bank, N.A. ("FLEET") and European American Bank ("EAB"). Chase will serve as administrative agent and Fleet will serve as documentation agent in connection with the Bridge Loan. The terms and conditions of the Bridge Loan are set forth in that certain Credit Agreement, dated as of August 28, 2000 (the "BRIDGE CREDIT AGREEMENT"), by and among the Purchaser and the Parent, as co-borrowers, Chase, Fleet and EAB. In connection with the Bridge Credit Agreement, the Purchaser will enter into a pledge agreement with Chase and a related account control agreement with Chase and the Depositary, pursuant to which the Purchaser granted Chase, as administrative agent, a perfected security interest in all of the Shares owned or hereafter acquired by the Purchaser. A portion of the funds borrowed under the Bridge Loan will be paid to the Purchaser on the Expiration Date and shall be used to pay for the Shares tendered in the Offer and all related fees and expenses incurred in connection therewith. The remainder of the funds borrowed under the Bridge Loan will be paid to the Purchaser at the Effective Time to pay the Merger Consideration and all related fees and expenses incurred in connection therewith.

    The Purchaser will repay the Bridge Loan from the proceeds of a bank loan (the "PERMANENT LOAN") in the amount of $55,000,000 from a group of lenders including Chase, Fleet and EAB. A portion of the Permanent Loan will also be available to meet the future working capital needs of the Company. Chase will serve as administrative agent in connection with the Permanent Loan. Fleet will serve as documentation agent in connection with the Permanent Loan. The terms and conditions of the Permanent Loan are set forth in that certain Credit Agreement dated as of August 28, 2000, by and among, the Parent, the Company and various subsidiaries of the Company, as co-borrowers, and Chase, Fleet and EAB (the "Permanent Credit Agreement"). The Permanent Credit Agreement relating to the Permanent Loan will be effective upon consummation of the Merger. In connection with the Permanent Loan (i) the Parent will enter into a pledge agreement pursuant to which the Parent will grant to Chase as agent a perfected security interest in all the shares of capital stock of the Company and
(ii) the Company will enter into a pledge agreement pursuant to which the Company will grant to Chase as agent a perfected security interest in all the shares of capital stock of the Company's subsidiaries.

11. DIVIDENDS AND DISTRIBUTIONS.

    Since inception, the Company has not paid any cash or other dividends on its Shares. The Company currently requires all cash generated by its activities to be invested in the operations of its business. The determination of the amount of future cash dividends, if any, to be declared and paid, however, will depend upon, among other things, the Company's financial condition, funds received from operations, the level of its capital expenditures and its future business prospects. The Company's current policy of not paying dividends is based on the belief of the Company's Board of Directors that the Company's earnings are needed to support its current operations. If the Company should declare or pay any dividend on the Shares or make any other distribution (including the issuance of additional shares of capital stock pursuant to a stock dividend or stock split, the issuance of other securities or the issuance of rights for the purchase of any securities) with respect to the Shares that is payable or distributable to stockholders of record on a date prior to the transfer to the name of the Purchaser or its nominee or transferee on the Company's stock transfer records of the Shares pursuant to the Offer, then, without prejudice to the Purchaser's rights specified in "THE OFFER,
Section 12--Conditions to the Offer," (i) the purchase price per Share payable by the Purchaser pursuant to the Offer will be reduced to the extent any such dividend or distribution is payable in cash and (ii) any non-cash dividend, distribution or right shall be received and held by the tendering stockholder for the account of the Purchaser and will be required to be promptly remitted and transferred by each tendering stockholder to the Depositary for the account of the Purchaser, accompanied by appropriate documentation of transfer. Pending such remittance and subject to applicable law, the Purchaser will be entitled to all the rights and privileges as owner of any such non-cash dividend, distribution or right and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by the Purchaser in its sole discretion.

12. CONDITIONS TO THE OFFER.

    Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment, purchase or pay for any Shares, and may postpone the acceptance for payment of or the payment for any tendered Shares, unless (i) the Minimum Condition is satisfied by 12:00 Midnight on the Expiration Date or such later date to which the Offer may be extended in accordance with the terms of the Merger Agreement, and (ii) the Purchaser shall have available at the Expiration Date the financing pursuant to the Bridge Credit Agreement.

    In addition, the Offer is conditioned upon the following:

    - The Board of Directors of the Company and the Special Committee shall not have withdrawn or modified, in a manner adverse to the Purchaser, its approval of the Offer and its recommendation that the stockholders of the Company tender their Shares pursuant to the Offer.

    - There shall not have occurred any effect that, individually or in aggregate, is materially adverse to the condition, business, assets, or results of operations of the Company.

    - The representations and warranties of the Company shall be true and correct in all material respects.

    - No governmental or judicial action shall have been taken which materially adversely affects the consummation of the Offer.

    - Any material consents or authorizations, permits, orders or approvals of any governmental body required for the consummation of the Offer shall have been obtained and any filings or registrations required to be made with any governmental body shall have been made by the closing of the Offer.

    - There shall not have occurred (i) any general suspension for at least three business days of trading in securities quoted on the Nasdaq National Market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the declaration of war by the Congress of the United States having had or being reasonably likely to have a material adverse effect on the condition, business, assets, liabilities or results of operations of the Company taken as a whole, or (iv) any limitation or proposed limitation (whether or not mandatory) by any governmental body, or any other event, that materially adversely affects generally the extension of credit by banks or other financial institutions in the United States.

    The foregoing conditions are for the sole benefit of the Purchaser, may be asserted by the Purchaser regardless of the circumstances giving rise to such condition and may be waived by the Purchaser in whole or in part, except for the Minimum Condition which may not be waived by the Purchaser without the prior written consent of the Special Committee. The failure by the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right.

13. CERTAIN LEGAL MATTERS.

    Except as otherwise disclosed herein, based on a review of publicly available information filed by the Company with the Commission, the Purchaser is not aware of (i) any license or regulatory permit that appears to be material to the business of the Company and its subsidiaries, taken as a whole, that might be adversely affected by the acquisition of Shares by the Purchaser pursuant to the Offer or (ii) any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required for the acquisition or ownership of Shares by the Purchaser as contemplated herein. Should any such approval or other action be required, the Purchaser currently contemplates that it would seek such approval or action. The Purchaser's obligation under the Offer to accept for payment and pay for Shares is subject to certain conditions. See "THE OFFER, Section 12--Conditions to the Offer." While the Purchaser does not currently intend to delay the acceptance for payment of Shares tendered pursuant to the Offer pending the outcome of any such matter, there can be no assurance that any such approval or action, if needed, would be obtained or would be obtained without substantial conditions or that adverse consequences might not result to the business of the Company or the Purchaser or that certain parts of the businesses of the Company or the Purchaser might not have to be disposed of in the event that such approvals were not obtained or any other actions were not taken.

    The Offer constitutes a "going private" transaction under Rule 13e-3 of the Exchange Act. Consequently, the Purchaser, the Parent, the Parent Stockholders and the Company have signed the Schedule TO, which has been filed with the Commission, for purposes of certifying the information required by Rule 13e-3 of the Exchange Act contained therein. Pursuant to Rule 13e-3, this Offer to Purchase contains information relating to, among other matters, the fairness of the Offer to 800-JR CIGAR's stockholders (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts).

    The Purchaser, the Parent and the Parent Stockholders are not aware of any pending or overtly threatened legal proceedings which would affect the Offer or the Merger. If any such matters were to arise, Purchaser could decline to accept for payment or pay for any Shares tendered in the Offer. See "THE OFFER,
Section 12--Conditions to the Offer."

14. FEES AND EXPENSES.

    The Purchaser has retained First Union to act as dealer manager in connection with the Offer. As compensation for financial advisory services provided to the Company, First Union has been paid a nonrefundable cash fee of $50,000 for financial advisory services. Pursuant to the terms and conditions of the engagement letter for financial advisory services with the Company and a Dealer Manager Agreement with the Purchaser, First Union will receive at the Effective Time a transaction fee equal to 1.15% of the aggregate consideration paid in the Offer and the Merger. The Purchaser has also agreed, whether or not the Offer is consummated, to pay First Union for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred in connection with its engagement, and to indemnify First Union against certain liabilities and expenses in connection with its engagement. First Union renders various investment banking and other advisory services to the Company, the Purchaser and their affiliates and is expected to continue to render such services, for which it has received and will continue to receive customary compensation from the Company, the Purchaser and their affiliates.

    The Purchaser has retained D.F. King & Co., Inc. to act as the Information Agent and American Stock Transfer & Trust Company to act as the Depositary in connection with the Offer. The Information

Agent may contact holders of Shares by personal interview, mail, e-mail, telephone, facsimile transmission, telegraph and other methods of electronic communication and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offer materials to beneficial holders. The Information Agent and the Depositary will each receive reasonable and customary compensation for their services. The Purchaser has also agreed to reimburse each such firm for certain reasonable out-of-pocket expenses and to indemnify each such firm against certain liabilities in connection with their services, including certain liabilities under Federal securities laws.

    Except as set forth above, the Purchaser will not pay any fees or commissions to any broker, dealer or other person for making solicitations or recommendations in connection with the Offer. Brokers, dealers, banks and trust companies will be reimbursed by the Purchaser for customary mailing and handling expenses incurred by them in forwarding the Offer materials to their customers.

15. MISCELLANEOUS.

    The Offer is being made to all holders of Shares other than the Parent Stockholders. The Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE PURCHASER NOT CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                          JRC ACQUISITION CORP.

                                          August 29, 2000

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                  L&LR, INC.,
                             JRC ACQUISITION CORP.,
                               LEWIS I. ROTHMAN,
                              LAVONDA M. ROTHMAN,
                     THE LEWIS IRVING ROTHMAN 1998 TRUST #1
                            U/A/D NOVEMBER 10, 1998
                                      AND
                               800-JR CIGAR, INC.
                          DATED AS OF AUGUST 28, 2000

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
                               TABLE OF CONTENTS

ARTICLE I

    THE OFFER.........................................................................     A-2
    SECTION 1.1           THE OFFER...................................................     A-2
    SECTION 1.2           COMPANY ACTIONS.............................................     A-3

ARTICLE II

    THE MERGER........................................................................     A-4
    SECTION 2.1           THE MERGER..................................................     A-4
    SECTION 2.2           EFFECTIVE TIME..............................................     A-4
    SECTION 2.3           CLOSING.....................................................     A-4
    SECTION 2.4           CERTIFICATE OF INCORPORATION AND BY-LAWS....................     A-4
    SECTION 2.5           DIRECTORS AND OFFICERS......................................     A-4
    SECTION 2.6           EFFECT ON CAPITAL STOCK.....................................     A-5
    SECTION 2.7           STOCK OPTION AND OTHER PLANS................................     A-5
    SECTION 2.8           EXCHANGE OF CERTIFICATES....................................     A-6
    SECTION 2.9           STOCK TRANSFER BOOKS........................................     A-7
    SECTION 2.10          LOST, STOLEN OR DESTROYED CERTIFICATES......................     A-7
    SECTION 2.11          TAKING OF NECESSARY ACTION; FURTHER ACTION..................     A-8

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................     A-8
    SECTION 3.1           AUTHORITY RELATIVE TO THIS AGREEMENT........................     A-8
    SECTION 3.2           OPINION OF FINANCIAL ADVISOR................................     A-8

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........................     A-8
    SECTION 4.1           ORGANIZATION AND QUALIFICATION..............................     A-8
    SECTION 4.2           ORGANIZATION DOCUMENTS......................................     A-9
    SECTION 4.3           CAPITALIZATION..............................................     A-9
    SECTION 4.4           AUTHORITY RELATIVE TO THIS AGREEMENT........................     A-9
    SECTION 4.5           NO CONFLICT, REQUIRED FILINGS AND CONSENTS..................     A-9
    SECTION 4.6           INFORMATION SUPPLIED........................................    A-10
    SECTION 4.7           FINANCING...................................................    A-10
    SECTION 4.8           BROKERS.....................................................    A-10
    SECTION 4.9           SALE OF THE COMPANY.........................................    A-11

ARTICLE V

    CONDUCT OF BUSINESS PENDING THE MERGER............................................    A-11
    SECTION 5.1           NO SOLICITATION.............................................    A-11

ARTICLE VI

    ADDITIONAL AGREEMENTS.............................................................    A-12
    SECTION 6.1           PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING........    A-12
    SECTION 6.2           ACCESS TO INFORMATION.......................................    A-12
    SECTION 6.3           CONSENTS; APPROVALS.........................................    A-13
    SECTION 6.4           INDEMNIFICATION AND INSURANCE...............................    A-13
    SECTION 6.5           NOTIFICATION OF CERTAIN MATTERS.............................    A-14
    SECTION 6.6           FURTHER ACTION..............................................    A-14

    SECTION 6.7           PUBLIC ANNOUNCEMENTS........................................    A-14
    SECTION 6.8           CONVEYANCE TAXES............................................    A-14
    SECTION 6.9           GUARANTEE OF MERGER SUB OBLIGATIONS.........................    A-14
    SECTION 6.10          CONTRIBUTION OF PARENT STOCKHOLDER SHARES...................    A-14

ARTICLE VII

CONDITIONS TO THE MERGER..............................................................    A-15
                          CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
    SECTION 7.1           MERGER......................................................    A-15
                          ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER
    SECTION 7.2           SUB.........................................................    A-15
    SECTION 7.3           ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY..........    A-15

ARTICLE VIII

TERMINATION...........................................................................    A-16
    SECTION 8.1           TERMINATION.................................................    A-16
    SECTION 8.2           EFFECT OF TERMINATION.......................................    A-17
    SECTION 8.3           FEES AND EXPENSES...........................................    A-17

ARTICLE IX

GENERAL PROVISIONS....................................................................    A-17
                          EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
    SECTION 9.1           AGREEMENTS..................................................    A-17
    SECTION 9.2           ACTIONS OF THE COMPANY......................................    A-17
    SECTION 9.3           NOTICES.....................................................    A-17
    SECTION 9.4           CERTAIN DEFINITIONS.........................................    A-18
    SECTION 9.5           AMENDMENT...................................................    A-19
    SECTION 9.6           WAIVER......................................................    A-19
    SECTION 9.7           HEADINGS....................................................    A-19
    SECTION 9.8           SEVERABILITY................................................    A-19
    SECTION 9.9           ENTIRE AGREEMENT............................................    A-19
    SECTION 9.10          ASSIGNMENT..................................................    A-20
    SECTION 9.11          PARTIES IN INTEREST.........................................    A-20
    SECTION 9.12          FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.......    A-20
    SECTION 9.13          GOVERNING LAW...............................................    A-20
    SECTION 9.14          COUNTERPARTS................................................    A-20
    SECTION 9.15          CONSENT TO JURISDICTION.....................................    A-20

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of August 28, 2000 (this "AGREEMENT"), by and among (i) L&LR, INC., a Delaware corporation ("PARENT"),
(ii) JRC ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), (iii) LEWIS I. ROTHMAN (for purposes of Section 6.10 only), (iv) LAVONDA M. ROTHMAN (for purposes of Section 6.10 only), (iv) THE LEWIS IRVING ROTHMAN 1998 TRUST #1 U/A/D NOVEMBER 10, 1998 ("1998 TRUST") (for purposes of Section 6.10 only) and (v) 800-JR CIGAR, INC., a Delaware corporation (the "COMPANY").

                                  WITNESSETH:

    WHEREAS, Lewis I. Rothman, LaVonda M. Rothman and the 1998 Trust (collectively, the "PARENT STOCKHOLDERS") own an aggregate of 8,775,840 shares, or approximately 74% of the outstanding shares (the "PARENT STOCKHOLDER SHARES"), of common stock, par value $0.01 per share (the "COMPANY COMMON STOCK"), of the Company; and

    WHEREAS, the Parent Stockholders have formed Parent and Parent in turn has formed Merger Sub for the purpose of making a tender offer to acquire all of the outstanding shares of Company Common Stock, excluding the Parent Stockholder Shares at a price per share of $13.00, net to the sellers in cash, on the terms and subject to the conditions set forth in EXHIBIT A to this Agreement (as such tender offer may be amended from time to time as permitted under this Agreement, the "OFFER"); and

    WHEREAS, immediately prior to the expiration of the Offer, the Parent Stockholders intend to contribute the Parent Stockholder Shares (but not the shares of Company Common Stock owned by certain other trusts of which Lewis I. Rothman and LaVonda M. Rothman are trustees (the "OTHER ROTHMAN TRUSTS") to Parent, and Parent in turn will contribute the Parent Stockholder Shares to Merger Sub; and

    WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD"), based on the unanimous recommendation of a special committee of independent directors of the Company (the "SPECIAL COMMITTEE"), has (i) determined that each of the Offer and the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "MERGER"), is fair to and in the best interests of the stockholders of the Company (other than Parent, Merger Sub, the Parent Stockholders and the Other Rothman Trusts), (ii) resolved to approve the Offer, the Merger and this Agreement and the transactions contemplated hereby and (iii) recommended acceptance of the Offer and, if required under the applicable provisions of the Delaware General Corporation Law (the "DGCL"), adoption of this Agreement by the stockholders of the Company, subject to the terms and conditions set forth herein; and

    WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                   THE OFFER

    SECTION 1.1  THE OFFER.

        (a) TERMS OF THE OFFER. As promptly as practicable after the date of this Agreement, but in no event later than five business days following the public announcement of the execution of this Agreement, Merger Sub shall commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligations of Merger Sub to accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer are subject only to the conditions set forth in EXHIBIT A. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rule 14d-1(g)(3) under the Securities Exchange Act of 1934 (the "EXCHANGE ACT")). Merger Sub expressly reserves the right to waive any condition to the Offer or modify the terms of the Offer, except that, without the prior written consent of the Special Committee, Merger Sub shall not (i) waive the Minimum Condition (as defined in EXHIBIT A hereof),
    (ii) reduce the price per share of Company Common Stock or change the form of consideration to be paid pursuant to the Offer, (iii) decrease the number of shares sought pursuant to the Offer, (iv) add to the conditions set forth in EXHIBIT A or modify any condition set forth in EXHIBIT A in any manner adverse to the holders of Company Common Stock or (v) otherwise amend the Offer in any manner adverse to the holders of Company Common Stock. Notwithstanding the foregoing, Merger Sub may, without the consent of the Company, (i) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (ii) make available a "subsequent offering period," in accordance with Rule 14d-11 of the SEC, of not less than three nor greater than 20 business days PROVIDED, HOWEVER, that Merger Sub shall extend the Offer following its initial expiration upon the prior written request of the Special Committee for such number of days as is necessary to satisfy the conditions of the Offer set forth in EXHIBIT A but in no event shall Merger Sub be required to extend the Offer later than October 31, 2000. On the terms and subject only to the conditions of the Offer set forth in EXHIBIT A, Merger Sub shall pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Merger Sub becomes obligated to purchase pursuant to the Offer promptly after the expiration of the Offer.

        (b)  OFFER DOCUMENTS.  On the date of commencement of the Offer,
    (i) Parent and Merger Sub shall file with the SEC and disseminate to holders of Company Common Stock a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain, among other things, an offer to purchase and a related letter of transmittal and summary advertisement; and
    (ii) Parent, Merger Sub and the Company shall file with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Offer which shall be filed as a part of the Schedule TO (such Schedule TO and the documents included therein pursuant to which the Offer will be made and such
    Schedule 13E-3, together with any supplements or amendments to the foregoing, the "OFFER DOCUMENTS"). The Offer Documents shall comply in all material respects with the provisions of the Exchange Act. Each of Parent, Merger Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Parent and Merger Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and the Offer Documents as so amended or supplemented to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given the opportunity to review the Offer Documents prior to their initial filing with the SEC. Parent and Merger Sub shall provide the Company and its counsel with a copy of any written comments or telephonic notification of any oral comments Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

        (c) ACCEPTANCE FOR PAYMENT. Merger Sub shall provide on a timely basis the funds necessary to purchase any shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer.

        SECTION 1.2  COMPANY ACTIONS.

        (a) APPROVAL OF TRANSACTION. The Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement.

        (b) SCHEDULE 14D-9. On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as supplemented or amended from time to time, the "SCHEDULE 14D-9") describing the recommendations of the Company Board. Neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, such recommendations or any related approval, unless prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, the Board of Directors, based on the recommendation of the Special Committee, determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under any applicable Federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS"). The Schedule 14D-9 shall comply in all material respects with the provisions of the Exchange Act, assuming the accuracy of the information provided for inclusion therein by Parent and Merger Sub. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by them for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
    Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent, Merger Sub and their counsel shall be given the opportunity to review the
    Schedule 14D-9 prior to its initial filing with the SEC. The Company shall provide Parent, Merger Sub and their counsel with a copy of any written comments or telephonic notification of any oral comments the Company or its counsel may receive from the SEC or its staff with respect to the
    Schedule 14D-9 promptly after the receipt of such comments.

        (c) STOCKHOLDER LISTS. In connection with the Offer, the Company shall cause its transfer agent to furnish Merger Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Merger Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Merger Sub may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of any applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Merger Sub and Parent and their agents shall hold in confidence the information contained in any such labels, lists, listings and files, and use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, promptly deliver, and will use their best efforts to cause their agents promptly to deliver, to the Company all copies of such information (and all copies of information derived therefrom) then in their possession or control.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.1  THE MERGER.

        (a) THE MERGER. Subject to and upon the terms and conditions of this Agreement and the DGCL, at the Effective Time (as defined in Section 2.2), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

        (b) EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 2.2 EFFECTIVE TIME. On the date of the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "EFFECTIVE TIME").

    SECTION 2.3 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1 hereof and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger (the "CLOSING") will take place as promptly as practicable (and in any event not later than two business days) after satisfaction or waiver of the conditions set forth in
Article VII, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 2.4  CERTIFICATE OF INCORPORATION AND BY-LAWS.

        (a) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

        (b) BY-LAWS. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

    SECTION 2.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 2.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

        (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        (b) CANCELLATION OF TREASURY STOCK. Each share of Company Common Stock that is owned (or held in the treasury) by the Company or any wholly owned subsidiary of the Company shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

        (c)  CONVERSION OF COMPANY COMMON STOCK.  Subject to Sections 2.6
    (b) and (d) and Section 2.7 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by Merger Sub) shall be converted into the right to receive the $13.00 in cash, or any higher price per share of Company Common Stock paid pursuant to the Offer in cash (without interest). The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.6 (c) is referred to collectively as the "MERGER CONSIDERATION." As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable with respect to such shares upon surrender of such certificate in accordance with Section 2.8, without interest, plus the amount of any dividends or other distributions with a record date prior to the Effective Time, if any, remaining unpaid with respect to such shares.

        (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares ("APPRAISAL SHARES") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand, and who properly demands, appraisal of such Appraisal Shares pursuant to, and who complies in all respects with,
    Section 262 of the DGCL ("SECTION 262") shall not be converted into Merger Consideration as provided in Section 2.6 (c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration (but without interest thereon) as provided in Section 2.6 (c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

    SECTION 2.7 STOCK OPTION AND OTHER PLANS. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and use its reasonable efforts to take all other actions necessary to provide for the cancellation, effective at the Effective Time, of all of the outstanding stock options to purchase Common Stock (the "OPTIONS") heretofore granted under the Company's 1997 Long-Term Incentive Plan and 1997 Non-Employee Directors' Plan (the "COMPANY STOCK OPTION PLANS"). Immediately prior to the Effective Time, the Company shall use its reasonable efforts to ensure that each Option, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of shares of Company Common Stock but shall entitle the holder thereof, in cancellation and settlement therefor, to a payment in cash (subject to any applicable withholding taxes, the "CASH PAYMENT"), at the Effective Time, equal to the product of
(i) the total number of shares of Company Common Stock subject to such Option whether or not then vested or exercisable and (ii) the excess of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Option, each such Cash Payment to be paid to each holder of an outstanding Option at the Effective Time. As provided herein, the Company shall use its reasonable efforts to ensure that the Company Stock Option Plans shall terminate as of the Effective Time and the provisions of any employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any material employee welfare plans (as defined in Section 3(1) of ERISA), or any material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or similar fringe or employee benefit plans, programs or arrangements providing for the issuance or grant of shares of the capital stock of the Company shall be deleted as of the Effective Time. The Company will use its reasonable efforts to obtain any necessary consents to ensure that, after the Effective Time, the only rights of the holders of Options to purchase shares of Company Common Stock in respect of such Options will be to receive a Cash Payment in cancellation and settlement thereof. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and use its reasonable efforts to take all other actions necessary to provide for termination of the Employee Stock Purchase Plan, and for the return of all employee contributions accumulated thereunder.

    SECTION 2.8  EXCHANGE OF CERTIFICATES.

        (a) PAYING AGENT. Prior to the Effective Time, Parent shall select a bank or trust company to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration upon surrender of certificates which immediately prior to the Effective Time represented Company Common Stock. Immediately prior to the Effective Time, Parent shall deposit or shall cause to be deposited with or for the account of the Paying Agent, for the benefit of the holders of shares of Company Common Stock converted into the right to receive cash, an amount in cash equal to the aggregate Merger Consideration payable pursuant to Section 2.6(c) (such cash being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Fund shall not be used for any other purpose.

        (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.7, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.7, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. The Merger Consideration will be delivered by the Paying Agent as promptly as practicable following the surrender of a Certificate, the related letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent. Until surrendered as contemplated by this
    Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.7. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

        (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

        (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of shares of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

        (e) NO LIABILITY. None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (f) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

        (g) WITHHOLDING RIGHTS. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, or under any provision of state, local or foreign tax Law, and Parent shall provide, or cause the Paying Agent to provide, to such holders written notice of the amounts so deducted or withheld.

    SECTION 2.9 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

    SECTION 2.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate shall also deliver a reasonable indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Paying Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate pursuant to the terms hereof.

    SECTION 2.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub as follows:

    SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors,
(ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and
(iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at Law).

    SECTION 3.2 OPINION OF FINANCIAL ADVISOR. The Special Committee has received the opinion of Merrill Lynch, Pierce, Fenner & Smith, Incorporated, dated as of the date hereof, to the effect that, as of such date, the consideration to be received by the holders of shares of Company Common Stock pursuant to the Offer and the Merger is fair from a financial point of view to such holders, other than Parent, Merger Sub, the Parent Stockholders and the Other Rothman Trusts.

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

    Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

    SECTION 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

    SECTION 4.2 ORGANIZATION DOCUMENTS. Each of Parent and Merger Sub has heretofore furnished to the Company complete and correct copies of its Certificate of Incorporation and By-Laws, each as most recently restated and subsequently amended to date.

    SECTION 4.3  CAPITALIZATION.

    (a) The authorized capital stock of Parent consists of 10,000,000 shares of common stock, $0.0001 par value per share ("PARENT COMMON STOCK"). As of the date hereof, (i) 8,775,840 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) no shares were held in treasury and (iii) no shares of Parent Common Stock were held by subsidiaries of Parent. Except as set forth in this Section 4.3 or
Section 4.3 of the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV (the "PARENT DISCLOSURE SCHEDULE"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. All of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever (collectively, "LIENS").

    (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 3,000 shares of common stock, $0.01 par value per share, of which 100 shares are issued and outstanding. All the outstanding shares of capital stock of Merger Sub are owned by Parent, free and clear of all Liens.

    SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

    SECTION 4.5  NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

    (a) Except as set forth in Section 4.5(a) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Merger Sub, (ii) to the knowledge of Parent, conflict with or violate any Laws applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) to the knowledge of Parent, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not constitute a Material Adverse Effect. When used in connection with the Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of such change, effect or circumstance, (i) is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Parent and its subsidiaries taken as a whole, or
(ii) delays or prevents the consummation of the transactions contemplated hereby.

    (b) Except as set forth in Section 4.5(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, the Exchange Act, state securities Laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications,
(A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement, or (B) do not constitute a Material Adverse Effect.

    SECTION 4.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Offer Documents or the Schedule 14D-9 will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement and any Schedule 13E-3 will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    SECTION 4.7 FINANCING. Merger Sub has received and delivered to the Company a true and complete executed copy of the Credit Agreement, dated the date hereof, by and among Parent and Merger Sub, as co-borrowers, the lenders named therein and The Chase Manhattan Bank, as administrative agent (the "CREDIT AGREEMENT"), with respect to the transactions contemplated hereby and, Merger Sub will have available, at the expiration of the Offer and through the consummation of the Merger, pursuant to the terms and conditions of the Credit Agreement sufficient funds necessary for Merger Sub to consummate the Offer, the Merger and the other transactions contemplated hereby and to pay all related expenses.

    SECTION 4.8 BROKERS. Except for First Union Securities, Inc. ("FIRST UNION"), no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their subsidiaries or affiliates. The fees and expenses of First Union will be paid by Parent.

    SECTION 4.9 SALE OF THE COMPANY. Neither Parent or Merger Sub nor any of their affiliates has any agreement as of the date of this Agreement to sell all or substantially all of the Company.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 5.1  NO SOLICITATION.

    (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit or initiate any inquiries or proposals regarding any merger, sale of substantial assets, sale of more than 35% of the outstanding shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or
(iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Section 5.1(a) shall prevent the Special Committee from considering, negotiating, discussing, approving and recommending to the stockholders of the Company, or providing information to any person in connection with, an unsolicited Acquisition Proposal or unsolicited request for non-public information concerning the Company, provided the Special Committee determines in good faith that it is required to do so in order to discharge properly its fiduciary duties, or taking any action and making any disclosure which the Special Committee determines is required to be taken or made under any applicable Law. Nothing contained in this Section 5.1 shall prohibit the Special Committee from complying with Rules 14e-2 and 14d-9 promulgated under the Exchange Act with regard to a tender or exchange offer under any applicable Law.

    (b) Unless otherwise required under the applicable fiduciary duties of the directors of the Company, the Special Committee shall promptly notify Parent after receipt of any Acquisition Proposal, or any material modification of or amendment to any Acquisition Proposal. Such notice to Parent shall indicate whether the Special Committee is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 5.1(c).

    (c) If the Company Board or the Special Committee receives a request for nonpublic information by a person who makes, or indicates that it is considering making, an Acquisition Proposal, and the Special Committee determines in good faith that it is required to cause the Company to act as provided in this
Section 5.1(c) in order to discharge properly the directors' fiduciary duties, then, provided such person has executed a confidentiality agreement with the Company in form and substance satisfactory to the Special Committee, the Special Committee may provide such person with access to such nonpublic information regarding the Company.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.1 PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING. (a) If the adoption of this Agreement by the Company's stockholders is required by Law ("COMPANY STOCKHOLDER APPROVAL") in order to consummate the Merger, the Company shall, at Parent's request, as soon as practicable following the expiration of the Offer, prepare and file with the SEC an information or proxy statement (the "PROXY STATEMENT") in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

    (b) If the adoption of this Agreement by the Company's stockholders is required by Law in order to consummate the Merger, the Company shall, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of seeking the Company Stockholder Approval. The Company shall, through the Company Board based upon the recommendation of the Special Committee, recommend to its stockholders that they give the Company Stockholder Approval and neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify such recommendation or related approval, unless the Company Board, based on the recommendation of the Special Committee, determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable Law; PROVIDED, that, if Merger Sub so elects, Merger Sub shall execute a written consent approving the Merger and, in lieu of holding a stockholders meeting, the Company shall notify the stockholders of the Company of such written consent in accordance with the By-Laws of the Company and Section 228 of the DGCL. Notwithstanding the foregoing, if Merger Sub shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 253 of the DGCL (a "SHORT-FORM MERGER").

    (c) Parent shall cause all shares of Company Common Stock purchased by Merger Sub pursuant to the Offer and all other shares of Company Common Stock owned by Merger Sub to be voted in favor of the adoption of this Agreement, if applicable.

    SECTION 6.2 ACCESS TO INFORMATION. Upon reasonable notice, the Company and Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request.

    SECTION 6.3 CONSENTS; APPROVALS. The Company, Parent and Merger Sub shall each use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company, Parent and Merger Sub shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by each of them and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable.

    SECTION 6.4  INDEMNIFICATION AND INSURANCE

    (a) The By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by Law.

    (b) The Company shall, to the fullest extent permitted under applicable Law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law or under the Surviving Corporation's Certificate of Incorporation or By-Laws as in effect at the Effective Time, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to this Agreement or the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement (including, without limitation, indemnification agreements with the Company's directors and officers) as in effect on the date hereof, in each case through the later of (i) six years from the date hereof and (ii) the expiration of any statute of limitations applicable to such claim, action, suit or proceeding. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that, in the event that any claim or claims for indemnification are asserted or made within such period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless an Indemnified Party, based on advice of counsel, reasonably believes that there may be, under applicable standards of professional conduct, a conflict of interest between the positions of any two or more Indemnified Parties.

    (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time, and Parent shall in turn guarantee the obligations of the Surviving Corporation.

    (d) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to

Parent) on terms no less advantageous to such persons than those now applicable to directors and officers of the Company.

    (e) This Section 6.4 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns the Surviving Corporation and shall be enforceable by the Indemnified Parties and their respective heirs or representatives, and is in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The Surviving Corporation shall pay all expenses, including reasonable attorney's fees and disbursements, that may be incurred by any Indemnified Party in enforcing the provisions of this
Section 6.4.

    SECTION 6.5 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, and PROVIDED FURTHER that failure to give such notice shall not be treated as a breach of covenant for the purposes of Section 7.2(b) or 7.3(b) unless the failure to give such notice results in material prejudice to the other party.

    SECTION 6.6 FURTHER ACTION. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

    SECTION 6.7 PUBLIC ANNOUNCEMENTS. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of the Nasdaq Stock Market.

    SECTION 6.8 CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes (collectively, the "TRANSFER TAXES") which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time. Parent or the Surviving Corporation shall pay all Transfer Taxes imposed in connection with the transactions contemplated hereby.

    SECTION 6.9 GUARANTEE OF MERGER SUB OBLIGATIONS. Parent shall guarantee the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub.

    SECTION 6.10 CONTRIBUTION OF PARENT STOCKHOLDER SHARES. The Parent Stockholders hereby agree that (i) on or prior to the initial expiration date of the Offer or any extension thereof, as the case may be, the Parent Stockholders shall contribute the Parent Stockholder Shares to Parent and shall cause Parent to contribute the Parent Stockholder Shares to Merger Sub and (ii) the Parent Stockholders shall not take any action, or omit to take any action which they could reasonably be expected to take, if the taking of, or the omission to take, such action could reasonably be expected to adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that the Parent

Stockholders shall only be required to make the contributions described in subsection (i) of this Section 6.10 if all of the conditions to the Offer set forth on EXHIBIT A hereto are satisfied unless the failure to satisfy such conditions is a result of the Parent Stockholders knowingly taking any action, or knowingly omitting to take any action which they could reasonably be expected to take, if the taking of, or omission to take, such action could reasonably be expected to adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    SECTION 7.1  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) CONSUMMATION OF OFFER. Merger Sub shall have commenced the Offer and shall have purchased, pursuant to the terms and conditions of the Offer, a majority of the outstanding shares of Company Common Stock not owned by the Parent Stockholders and the other Rothman Trusts, consisting of 1,281,150 shares of Company Common Stock.

        (b) REQUISITE STOCKHOLDER APPROVAL. If required by Law in order to consummate the Merger, the Company shall have obtained the Company Stockholder Approval;

        (c) REQUIRED CONSENTS AND APPROVALS. All material consents, waivers, approvals, authorizations or orders of third parties to the consummation of the Merger shall have been obtained; and

        (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction or shall otherwise be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that in the case of a decree, injunction or other order, each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

    SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct shall not constitute a Material Adverse Effect, with the same force and effect as if made at and as of the Effective Time;

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

    SECTION 7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective

    Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct shall not constitute a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time;

        (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time;

                                  ARTICLE VIII
                                  TERMINATION

    SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:

        (a) by mutual written consent of Parent, Merger Sub and the Special Committee on behalf of the Company; or

        (b) by either Parent or the Special Committee on behalf of the Company:

           (i) if the purchase of the shares of Company Common Stock pursuant to the Offer is not consummated on or before October 31, 2000, unless the failure to consummate the Offer is the result of a breach of this Agreement by the party seeking to terminate this Agreement; or

           (ii) if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

        (c) by Parent or the Special Committee if the Special Committee determines in good faith that the Special Committee's fiduciary obligations under applicable law require the Special Committee to withdraw its recommendation of this Agreement and the transactions contemplated hereby; or

        (d) by the Special Committee on behalf of the Company if (i) Parent fails to commence the Offer as provided in Section 1.1, (ii) Parent shall have terminated the Offer or permitted the Offer to expire without the purchase of shares of Company Common Stock thereunder or (iii) Parent fails to purchase validly tendered shares of Company Common Stock in violation of the terms and conditions of the Offer or this Agreement; or

        (e) by either Parent or the Special Committee if the Merger shall not have been consummated by January 31, 2001 (provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

        (f) by the Special Committee if there has been a material misrepresentation or breach of warranty in the representations and warranties made by Parent or Merger Sub that cannot be cured at or prior to the Effective Time; or

        (g) by Parent, if there has been a material misrepresentation or breach of warranty in the representations and warranties made by the Company that cannot be cured at or prior to the Effective Time; or

        (h) by Parent or the Special Committee, if the Special Committee shall have (i) recommended to the stockholders of the Company an Alternative Transaction (as defined below); or (ii) after the commencement of a tender offer or exchange offer for 35% or more of the outstanding shares of Company Common Stock (other than by Merger Sub or an affiliate of Merger Sub), recommended that the stockholders of the Company tender their shares in such tender or exchange offer.

    As used herein, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or any of its subsidiaries or any affiliate of any thereof (a "THIRD PARTY") acquires or would acquire more than 35% of the outstanding shares of Common Stock of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its subsidiaries by a merger or other business combination (including any so-called "merger of equals" and whether or not the Company or any of its subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value equal to more than 35% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

    SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, (i) this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders, and (ii) nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination.

    SECTION 8.3 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.1  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

    (a) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article I, Article II, Sections 6.3 and 6.4 shall survive the Effective Time indefinitely and those set forth in Section 8.3 shall survive such termination (whether at the Effective Time or pursuant to Section 8.1) indefinitely. Nothing in this Section 9.1(a) shall relieve any party for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination.

    (b) Any disclosure made with reference to one or more Sections of the Parent Disclosure Schedule shall be deemed disclosed only with respect to such Section unless such disclosure is made in such a way as to make its relevance to the information called for by another Section of such schedule readily apparent in which case, such disclosure shall be deemed to have been included in such other Section, notwithstanding the omission of a cross reference thereto.

    SECTION 9.2 ACTIONS OF THE COMPANY. Prior to the Effective Time, any action, approval, authorization, waiver or consent of the Company (including the Company Board) required or permitted by this Agreement shall be deemed to have been taken or given only if such action, approval, authorization, waiver or consent shall have received the approval of the Special Committee.

    SECTION 9.3 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation of receipt, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

        (a) If to Parent, Merger Sub or the Parent Stockholders:

               L&LR, Inc.
               301 Route 10 East
               Whippany, New Jersey 07981
               Telecopier No.: (973) 884-9556
               Telephone No.: (973) 884-9555
               Attention: Lewis I. Rothman

           With a copy to:

               Morgan, Lewis & Bockius LLP
               101 Park Avenue
               New York, NY 10178
               Telecopier No.: (212) 309-6273
               Telephone No.: (212) 309-6000
               Attention: Samuel B. Fortenbaugh III, Esq.

        (b) If to the Company:

               800-JR CIGAR, Inc.
               301 Route 10 East
               Whippany, New Jersey 07981
               Telecopier No.: (973) 884-9556
               Telephone No.: (973) 884-9555
               Attention: Michael E. Colleton

           With a copy to:

               Dewey Ballantine LLP
               1301 Avenue of the Americas
               New York, New York 10019-6092
               Telecopier No.: (212) 259-6333
               Telephone No.: (212) 259-8000
               Attention: Morton A. Pierce, Esq.

    SECTION 9.4  CERTAIN DEFINITIONS.  For purposes of this Agreement, the term:

        (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

        (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

        (c) "business day" means any day other than a day on which banks in the State of New York are required or authorized to be closed;

        (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (e) "generally accepted accounting principles" or "GAAP" shall mean United States generally accepted accounting principles;

        (f) "knowledge" of the Company or Parent, as the case may be, shall mean the actual knowledge of the executive officers of the Company or the executive officers of Parent, respectively, as such knowledge has been obtained in the normal conduct of business;

        (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) (3) of the Exchange Act); and

        (h) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 9.5 AMENDMENT. This Agreement may only be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by Law requires further approval by such stockholders without such further approval; and PROVIDED FURTHER, that consent of the Company shall require the approval of the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 9.6 WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that any such extension or waiver by the Company shall require the approval of the Special Committee. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 9.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

    SECTION 9.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    SECTION 9.10 ASSIGNMENT. This Agreement shall not be assigned by operation of Law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any direct wholly-owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    SECTION 9.11 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 6.4 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

    SECTION 9.12 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 9.13 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflicts of law rules which might result in the application of the Laws of any other jurisdiction), except to the extent that the DGCL applies, in which case such Law shall apply.

    SECTION 9.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.15  CONSENT TO JURISDICTION.  Each of the parties hereto:

        (a) consents to submit itself to the personal jurisdiction of (i) the United States District Court for the Southern District of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (ii) the Chancery or other Courts of the State of Delaware otherwise;

        (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

        (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts;

        (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 9.3 or at such other address of which a party shall have been notified pursuant thereto; and

        (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law.

    IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Parent Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                       L&LR, INC.

                                                       By:  /s/ LEWIS I. ROTHMAN
                                                            -----------------------------------------
                                                            Name: Lewis I. Rothman
                                                            Title: President

                                                       JRC ACQUISITION CORP.

                                                       By:  /s/ LEWIS I. ROTHMAN
                                                            -----------------------------------------
                                                            Name: Lewis I. Rothman
                                                            Title: President

                                                       800-JR CIGAR, INC.

                                                       By:  /s/ LEWIS I. ROTHMAN
                                                            -----------------------------------------
                                                            Name: Lewis I. Rothman
                                                            Title: Chief Executive Officer

                                                       As to Section 6.10 hereof only:

                                                       /s/ LEWIS I. ROTHMAN
                                                       ---------------------------------------------
                                                       Lewis I. Rothman

                                                       /s/ LAVONDA M. ROTHMAN
                                                       ---------------------------------------------
                                                       LaVonda M. Rothman

                                                       LEWIS IRVING ROTHMAN 1998 TRUST #1
                                                       u/a/d November 10, 1998

                                                       By:  /s/ SAMUEL BORNSTEIN
                                                            -----------------------------------------
                                                            Name: Samuel Bornstein
                                                            Title: Trustee

                                   EXHIBIT A
                            CONDITIONS TO THE OFFER

    (1) A majority of the outstanding shares of Company Common Stock not owned by the Parent Stockholders and the Other Rothman Trusts, consisting of 1,281,150 shares of Company Common Stock, shall have been validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition").

    (2) Merger Sub shall have available at the expiration of the Offer the financing pursuant to the Credit Agreement.

    (3) The Company Board and the Special Committee shall not have withdrawn or modified, in a manner adverse to the Merger Sub, its approval of the Offer and its recommendation that the stockholders of the Company tender their shares of Company Common Stock pursuant to the Offer.

    (4) There shall not have occurred any effect that, individually or in aggregate, is materially adverse to the condition, business, assets, or results of the operations of the Company.

    (5) The representations and warranties of the Company shall be true and correct in all material respects.

    (6) No governmental or judicial action shall have been taken which materially adversely affects the consummation of the Offer.

    (7) Any material consents or authorizations, permits, orders or approvals of any governmental body required for the consummation of the Offer shall have obtained and any filings or registrations required to be made with any governmental body shall have been made by the closing of the Offer.

    (8) There shall not have occurred (i) any general suspension for at least three business days of trading in securities quoted on the Nasdaq National Market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory),
(iii) the declaration of war by the Congress of the United States having had or being reasonably likely to have a material adverse effect on the condition, business, assets, liabilities or results of operations of the Company taken as a whole, or (iv) any limitation or proposed limitation (whether or not mandatory) by any governmental body, or any other event, that materially adversely affects generally the extension of credit by banks or other financial institutions in the United States.

    The foregoing conditions are for the sole benefit of Merger Sub, may be asserted by Merger Sub regardless of the circumstances giving rise to such condition and may be waived by Merger Sub in whole or in part, except for the Minimum Condition which may not be waived by Merger Sub without the prior written consent of the Special Committee. The failure by Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right.

                                                                         ANNEX B

EXCERPTS FROM THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE RELATING TO THE RIGHTS OF DISSENTING STOCKHOLDERS PURSUANT TO SECTION 262

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares; who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of title 8), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264
of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to secs. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d)  Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either

           (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or

           (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholder entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publication at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notice by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

    Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each stockholder of the Company or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address set forth below:

                        THE DEPOSITARY FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                               ------------------

                    BY MAIL, BY HAND OR OVERNIGHT DELIVERY:
                    American Stock Transfer & Trust Company
                                 59 Maiden Lane
                            New York, New York 10007

                             FOR CONFIRMATION CALL:
                                 (800) 937-5449

                            ------------------------

    Any questions or requests for assistance or additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification on Substitute
Form W-9 may be directed to the Information Agent at the address and telephone numbers set forth below. Stockholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                             D.F. KING & CO., INC.

                                77 Water Street
                              New York, N.Y. 10005
                    Banks and Brokerage Firms, Call Collect:
                                 (212) 269-5550
                          All Others, Call Toll Free:
                                 (800) 269-6427

                            ------------------------

                      THE DEALER MANAGER FOR THE OFFER IS:

                          FIRST UNION SECURITIES, INC.

                                Riverfront Plaza
                              901 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 782-3411